                                                                  EXHIBIT 10.5


                            ASSET PURCHASE AGREEMENT



                                By and Between

                                LOOKSMART, LTD

                                      and

                           GUTHY-RENKER INTERNET LLC


                                 Dated as of

                                March 26, 1999

                               TABLE OF CONTENTS

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
ARTICLE 1 - PURCHASE, CONSIDERATION AND ADDITIONAL AGREEMENTS...................................................      1

         1.1        Sale and Purchase of Assets.................................................................      1
         1.2        Assets Not to be Transferred................................................................      3
         1.3        Assumption of Liabilities...................................................................      3
         1.4        Consideration...............................................................................      5
         1.5        Direction Regarding Stock Consideration.....................................................      5
         1.6        Allocation..................................................................................      6
         1.7        Sales and Use Taxes.........................................................................      6
         1.8        Instruments of Transfer.....................................................................      6
         1.9        Use of Name.................................................................................      6
         1.10       Refunds.....................................................................................      7

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF SELLER............................................................      9

         2.1        Corporate Existence; Authority..............................................................      9
         2.2        Title to Assets; Conflicting Interests; Effect of Agreement.................................     10
         2.3        Consents....................................................................................     10
         2.4        Financial Statements........................................................................     11
         2.5        Tangible Property...........................................................................     11
         2.6        Intellectual Property.......................................................................     11
         2.7        Inventories.................................................................................     17
         2.8        Intentionally Deleted.......................................................................     17
         2.9        Customer List...............................................................................     17
         2.10       Litigation..................................................................................     17
         2.11       Compliance with Laws........................................................................     18
         2.12       Taxes.......................................................................................     18
         2.13       Contracts...................................................................................     18
         2.14       Employees of Seller's Business..............................................................     18
         2.15       Insurance...................................................................................     18
         2.16       [Intentionally deleted].....................................................................     18
         2.17       No Material Changes.........................................................................     19
         2.18       Representations Complete....................................................................     20
         2.19       Investment..................................................................................     20
         2.20       Tax Liability...............................................................................     20
         2.21       Environmental Liabilities...................................................................     20
         2.22       Restrictions on Business Activities.........................................................     21
         2.23       Website Agreements..........................................................................     21
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                                      -i-

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
ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................    21

         3.1        Incorporation; Authority.....................................................................    21
         3.2        Capitalization...............................................................................    22
         3.3        Conflicting Interests........................................................................    22
         3.4        Consents.....................................................................................    22
         3.5        Financial Statements.........................................................................    23
         3.6        Litigation...................................................................................    23
         3.7        Compliance with Laws.........................................................................    23
         3.8        No Material Changes..........................................................................    23
         3.9        Representations Complete.....................................................................    24
         3.10       Defaults.....................................................................................    24

ARTICLE 4 - AGREEMENTS TO BE PERFORMED PRIOR TO THE CLOSING......................................................    24

         4.1        Full Access..................................................................................    24
         4.2        Conduct of Business..........................................................................    25
         4.3        Liabilities..................................................................................    25
         4.4        Advice of Developments.......................................................................    26
         4.5        Further Purchase Offers......................................................................    26
         4.6        Further Assurances...........................................................................    26
         4.7        Notices and Consents.........................................................................    27
         4.8        Employment of Certain Personnel..............................................................    27
         4.9        Transition Services Agreement................................................................    27
         4.10       Employee Stock Options.......................................................................    27
         4.11       401(k) Account Transfer......................................................................    27

ARTICLE 5 - CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.........................................................    28

         5.1        Representations True and Correct.............................................................    28
         5.2        Covenants Performed..........................................................................    28
         5.3        No Material Adverse Change...................................................................    28
         5.4        Opinion of Counsel...........................................................................    28
         5.5        Unanimous Agreement..........................................................................    28
         5.6        Officers' Certificates.......................................................................    28
         5.7        Absence of Litigation........................................................................    28
         5.8        Necessary Consents...........................................................................    28
         5.9        Approval of Documentation....................................................................    29
         5.10       Confidential Information Agreements..........................................................    29
         5.11       GRC Tagging and Marketing Agreement..........................................................    29

         5.12       Transition Services Agreement................................................................    29
         5.13       Employee Agreements..........................................................................    29
         5.14       Corporate Consents...........................................................................    29
         5.15       Noncompetition/No Solicitation Agreements....................................................    29
         5.16       Restricted Stock Purchase Agreements.........................................................    29
         5.17       Insurance....................................................................................    29
         5.18       Transfer of Intellectual Property Licenses...................................................    30
         5.19       UCC Filings..................................................................................    30
         5.20       Consultant Intellectual Property Agreements..................................................    30
         5.21       Seller's Documents...........................................................................    30
         5.22       Reimbursement for Accrued Vacation Time......................................................    30
         5.23       Allocation of Consideration..................................................................    30
         5.24       Escrow Agreement.............................................................................    30

ARTICLE 6 - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER....................................................    30

         6.1        Representations True and Correct.............................................................    31
         6.2        Covenants Performed..........................................................................    31
         6.3        Officers' Certificate........................................................................    31
         6.4        Approval of Documentation....................................................................    31
         6.5        Corporate Consents...........................................................................    31
         6.6        No Material Adverse Change...................................................................    31
         6.7        Absence of Litigation........................................................................    31
         6.8        Approval of Documentation....................................................................    31
         6.9        GRC Tagging Agreement........................................................................    31
         6.10       Transition Services Agreement................................................................    31
         6.11       Employee Agreements..........................................................................    32
         6.12       Restricted Stock Purchase Agreements.........................................................    32
         6.13       Prepaid Expenses.............................................................................    32
         6.14       Opinion of Counsel...........................................................................    32
         6.15       Necessary Consents...........................................................................    32
         6.16       Allocation of Consideration..................................................................    32
         6.17       Escrow Agreement.............................................................................    32

ARTICLE 7 - THE CLOSING..........................................................................................    32

         7.1        The Closing..................................................................................    32
         7.2        Deliveries at the Closing....................................................................    33

ARTICLE 8 - OBLIGATIONS OF PARTIES AFTER CLOSING.................................................................    33

         8.1        Survival of Representations, Warranties and Covenants........................................    33
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                                     -iii-

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
         8.2        Indemnification by Seller....................................................................    33
         8.3        Indemnification by Buyer.....................................................................    34
         8.4        Escrow Arrangements..........................................................................    35
         8.5        Arbitration..................................................................................    37
         8.6        Third-Party Claims...........................................................................    38
         8.7        Seller's Agent; Power of Attorney............................................................    39
         8.8        Escrow Agent's Duties........................................................................    40
         8.9        Payment of Tax Claims........................................................................    41
         8.10       Further Assurances...........................................................................    41
         8.11       Tax Returns..................................................................................    41
         8.12       Post-Closing Date Access to Information......................................................    41
         8.13       Collection of Seller's Business Accounts Receivable..........................................    42
         8.14       Regulatory Claims............................................................................    42

ARTICLE 9 - TERMINATION..........................................................................................    43

         9.1        Termination..................................................................................    43
         9.2        Effect of Termination........................................................................    43
         9.3        Marketing and Advertising Agreement..........................................................    43

ARTICLE 10 - CONFIDENTIALITY.....................................................................................    43

         10.1       Confidentiality..............................................................................    43
         10.2       Public Announcements.........................................................................    44

ARTICLE 11 - GENERAL PROVISIONS..................................................................................    44

         11.1       Broker or Finder.............................................................................    44
         11.2       Payment of Costs.............................................................................    44
         11.3       Entire Agreement; Waivers....................................................................    44
         11.4       Successors and Assigns.......................................................................    44
         11.5       Effect of Headings...........................................................................    44
         11.6       Notices......................................................................................    45
         11.7       Notice of Default............................................................................    46
         11.8       Governing Law................................................................................    46
         11.9       Parties in Interest..........................................................................    46
         11.10      Severability.................................................................................    46
         11.11      Counterparts.................................................................................    46
         11.12      Attorneys' Fees..............................................................................    47
         11.13      Assignment...................................................................................    47
         11.14      No Third Party Beneficiary...................................................................    47
         11.15      Authority of Members.........................................................................    47
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                                     -iv-

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
         11.16      Disclosure on Schedules......................................................................    47

                              TABLE OF CONTENTS
                                  (continued)

                                                                 Page
                                                                 ----

                              TABLE OF CONTENTS
                                  (continued)

                                                                 Page
                                                                 ----

EXHIBITS

     A  -  Restricted Stock Purchase Agreement
     B  -  Seller's Financial Statements
     C  -  Buyer's Restated Certificate of Incorporation
     D  -  Buyer's Financial Statements
     E  -  Transition Agreement
     F  -  Stock Option Agreement
     G-1-  Opinion of Counsel for GRC
     G-2-  Opinion of Counsel Shim and Sons Enterprises, Inc.
     G-3-  Opinion of Counsel for Seller
     H  -  Confidential Information Agreement
     I  -  GRC Tagging Agreement
     J  -  Employee Agreements between Buyer and Boris Shimanovsky and Buyer and Christy Hadzick
     K  -  Noncompetition Agreement
     L  -  Opinion of Counsel for Buyer
     M  -  Escrow Agreement


SCHEDULES


     1.1(a)    -    Seller's Intellectual Property
     1.1(b)    -    Promotional Materials
     1.1(c)    -    Computers
     1.1(d)    -    Prepaid Expenses
     1.1(f)    -    Contracts, Agreements, Licenses and Leases
     1.1(g)    -    Permits and Licenses
     1.3       -    Assumed Liabilities
     1.5       -    List of Seller's Designees
     1.6       -    Allocation of Purchase Price
     1.8       -    Domain Names
     1.10      -    Material Changes to Choice Mall Website
     2.2(a)    -    Liens, Encumbrances, and Restrictions
     2.2(b)    -    Transferred Assets Not in Possession of Seller
     2.2(c)    -    Non-exclusive Licenses or Ownership
     2.3       -    Consents
     2.6(b)    -    Seller's Registered Intellectual Property
     2.6(f)    -    Third Party Rights
     2.6(h)    -    Indemnification Obligations

     2.6(k)    -    Oral Royalty Agreements
     2.9       -    Customer List
     2.10      -    Litigation
     2.13      -    Contracts
     2.14      -    Employees
     2.15      -    Insurance
     2.23      -    Form of Associate Agreement
     3.4       -    Consents
     3.6       -    Litigation
     5.19      -    Released UCC Filings

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of this 26th day
                                         ---------
of March, 1999 is made and entered into by and between LOOKSMART, LTD., a Delaware corporation ("Buyer") with offices at 487 Bryant Street, San Francisco,
                       -----
California 94107, and GUTHY-RENKER INTERNET LLC, a California limited liability company ("Seller") with offices at 3340 Ocean Park, Santa Monica, California
          ------
90405, and as to Article 8, SHIM AND SONS ENTERPRISES, INC., a California corporation, with offices at 3340 Ocean Park, 3rd Floor, Santa Monica, California 90405 and U.S. BANK TRUST, NATIONAL ASSOCIATION with offices at 1 California Street, 4th Floor, San Francisco, California 94111 (referred to herein as "Escrow Agent"), and as to Article 8 and Section 9.3, GUTHY-RENKER
           ------------
CORPORATION ("GRC"), a Delaware corporation, with offices at 3340 Ocean Park,
              ---
Santa Monica, California 90405.

     WHEREAS, Buyer owns and operates the Internet website entitled "looksmart.com" and is in the business of exploiting such site, promoting same, and other enterprises relating thereto or in connection therewith (the "Buyer's
                                                                         -------
Business");
--------

     WHEREAS, Seller owns and operates the Internet websites entitled "choicemall.com" and "buyitontheweb.com" and has developed a business in connection therewith, including, without limitation, certain methods and materials disseminating information relating thereto by means of seminars ("Seminars") conducted at various locations and producing so-called
  --------
"infomercials" and related promotional, advertising and marketing materials in connection therewith ("Seller's Business"). Seller has decided to sell, and
                       -----------------
Buyer has agreed to purchase, certain of Seller's assets and properties related to Seller's Business;

     WHEREAS, a member of Seller, GRC, a Delaware corporation, is, among other things, a producer and distributor of so-called "infomercials" and the products advertised or promoted in such infomercials; and

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, substantially all of the assets of Seller related to the Seller's Business on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and representations contained herein, the parties hereto agree as follows.


                                   ARTICLE 1

               PURCHASE, CONSIDERATION AND ADDITIONAL AGREEMENTS
               -------------------------------------------------

     1.1  Sale and Purchase of Assets.  Subject to the terms and conditions of
          ---------------------------
this Agreement and except for the Excluded Assets (defined in Section 1.2), Seller agrees to transfer, convey, assign

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

and deliver to Buyer and Buyer agrees to buy from Seller, free and clear of all liens, claims and encumbrances other than the Assumed Liabilities (as defined in
Section 1.3), all of Seller's right, title and interest in and to all of the following assets and properties, tangible and intangible, personal or mixed, wherever located (collectively, the "Transferred Assets"):
                                     ------------------

          (a) Seller's Intellectual Property (defined in Section 2.6(a)(iii)) used in connection with Seller's Business, wherever located, and which is listed on Schedule 1.1(a), attached hereto and made a part hereof;
   ---------------

          (b) the promotional materials, finished goods embodying infomercials in home video devices of all kinds, inventories, parts, supplies listed on
Schedule 1.1(b) attached hereto and made a part hereof;
---------------

          (c)  the computers listed on Schedule 1.1(c), attached hereto and made
                                       ---------------
a part hereof, and the peripherals, software and the like associated with such computers;

          (d)  all prepaid expenses, which are listed on Schedule 1.1(d)
                                                         ---------------
attached hereto and made a part hereof which Schedule shall set forth the prepaid expenses which have been approved by Buyer as of the date of this Agreement and which Schedule may be revised and/or updated as of the Closing Date subject to the provisions of Section 6.13 (the "Prepaid Expenses");
                                                     ----------------

          (e) all other properties, rights and assets owned by Seller and used by Seller in Seller's Business in connection with the items set forth in Sections 1.1(a)-(d), whether tangible or intangible, in whatever form or medium, absolute, contingent, or otherwise;

          (f) all right, title and interest of Seller to the contracts, agreements, licenses, leases and similar documents relating to the items set forth in Sections 1.1(a)-(e) to which Seller (or an Affiliate of Seller) is a party and which are listed on Schedule 1.1(f), attached hereto and made a part
                               ---------------
hereof (collectively, the "Assigned Contracts"), including, without limitation,
                           ------------------
any and all agreements, permissions and the like relating to the Internet server on which the Seller's Business is currently hosted.

          (g) all permits, licenses, franchises, consents, authorities and other similar authorizations, if any, of any federal, state, local or foreign governmental body which relate to Seller's Business and which may be lawfully assigned or transferred, subject to any action by such body which may be required in connection with such assignment or transfer, including, without limitation, those items listed on Schedule 1.1(g), attached hereto and made a
                                  ---------------
part hereof;

          (h) all of Seller's transferable books and records used in connection with Seller's Business as same relate to the items set forth in Sections 1.1(a)-
(g), including, without limitation, all supplier lists, all marketing plans, drawings, blueprints, and manuals and materials of Seller used in employee and management training in Seller's Business, but not including Seller's minute book, tax returns, financial statements, or similar corporate documents;

          (i) all of Seller's rights to the agreements, payment authorizations and the like, with persons, firms, corporations or other entities who are party to any agreement (or who are a transferee of a party to any agreement) relating to the Associate Pages (individually an "Associate Agreement" and collectively
                                         -------------------
the "Associate Agreements.")  As used in this Agreement, "Associate Pages" shall
     --------------------                                 ---------------
mean all so-called "web pages" designated by Associates and located on "Seller's
                                                                        --------
Website" (as defined below) published to the World Wide Web (or any successor
-------
technology); "Seller's Website" shall refer to the Seller's websites with the
              ----------------
URLs of "www.choicemall.com," "www.buyitontheweb.com" and any and all other websites owned or controlled by Seller.

          (j) all payments of any kind payable by any third party after the Closing Date in connection with the Associate Agreements;

          (k) all of Seller's claims against any parties regarding Seller's Intellectual Property and any unliquidated rights of Seller under manufacturers' and vendors' warranties or guarantees.

     1.2  Assets Not to be Transferred.  Notwithstanding any provision of this
          ----------------------------
Agreement to the contrary, Seller shall retain and Buyer shall not acquire (i) all rights, properties and assets which relate to the conduct of the Seller's Business which are not set forth in the particular schedules hereto relating to the Transferred Assets or otherwise described as Transferred Assets in this Agreement; (ii) Seller's minute books, tax returns, financial statements and similar corporate documents which are not necessary for Buyer to use the Transferred Assets as a part of Buyer's Business and (iii) any other assets of Seller not related to Seller's Business, collectively the "Excluded Assets."
                                                           ---------------

     1.3  Assumption of Liabilities.
          -------------------------

          (a) The only liabilities of Seller to be assumed by Buyer hereunder shall be those liabilities described in Section 1.3(d) (collectively, the "Assumed Liabilities"). The Assumed Liabilities shall be listed on Schedule
 -------------------                                                --------
1.3, attached hereto and made a part hereof.
---

          (b) Except for the Assumed Liabilities, Buyer shall not assume or have any responsibility for any other liability, obligation or commitment of any nature, whether now or hereafter existing, of Seller (the "Excluded
                                                           --------
Liabilities").  Seller shall remain liable for and shall pay, settle or
-----------
discharge in the ordinary course of Seller's business (unless circumstances warrant otherwise) all such liabilities, obligations or commitments which are not Assumed Liabilities, including, but not limited to, the following:

               (i) liabilities for any income, business, occupation, sales or use, withholding or similar tax or taxes of any kind relating to any period prior to the Closing Date attributable or pertaining to (1) the Transferred Assets; and (2) Seller or the conduct by Seller of Seller's Business before, as of and after the Closing Date.

               (ii) liabilities for any income, business, occupation, sales or use, withholding or similar tax or taxes of any kind imposed on Seller and relating to the sale of the Transferred Assets hereunder;

               (iii)   any liabilities of Seller not identified on Schedule 1.3;
                                                                   ------------

               (iv) any contingent liabilities of Seller pertaining to the ownership, distribution or use of any of Seller's Intellectual Property sold or licensed prior to the Closing Date which are not identified on Schedule 1.3;
                                                               ------------

               (v) any tort liability, including liabilities based on theories of strict liability or product liability, arising from Seller's assets, or the conduct or operation of Seller's Business arising from events, actions or inactions occurring prior to the Closing Date;

               (vi) any obligation of Seller under any confidentiality or nondisclosure agreement, noncompetition agreement, nonsolicitation agreement, or the like, between Seller and a third party;

               (vii) all liabilities and obligations under the Assigned Contracts arising from events, actions or inactions occurring prior to the Closing Date;

               (viii)  liabilities and obligations for refunds to "Active
                                                                   ------
Associates" and "Inactive Associates" (as defined in Section 1.10) for which
----------       -------------------
Seller is responsible as specifically provided in Section 1.10;

               (ix) any obligation of Seller in respect of employees of Seller arising on or prior to the Closing Date, including, without limitation any obligations in respect of (i) severance pay or arrangements; (ii) workers compensation; (iii) wrongful termination; (iv) discrimination;(v) rights to stock, stock options or any other equity of any type in connection with the one or more of employment of Seller's employees, or the separation thereof and (vi) executive reimbursements;

               (x) any computer files, software, documents or other materials that may be found or recoverable from the hard drive(s) or other memory of the computers being transferred to Buyer hereunder which do not relate to the Transferred Assets; and

               (xi) any liabilities for prepayment penalties arising from the repayment of any long-term debt or notes payable of Seller.

          (c) Notwithstanding anything to the contrary set forth in this Agreement, the Buyer agrees to assume at Closing and shall be responsible solely for the following itemized liabilities of Seller (the "Assumed Liabilities"):
                                                       -------------------

               (i) liabilities and obligations under the Assigned Contracts arising from Buyer's actions or inactions or Buyer's use of the Transferred Assets occurring on or after the Closing Date; and

               (ii) all liabilities and obligations for refunds to Active Associates and Inactive Associates for which Buyer is responsible as specifically provided in Section 1.10.

          (d) The assumption by Buyer of the Assumed Liabilities shall not require Buyer to pay, perform or observe any such obligations so long as Buyer, in good faith, shall contest or cause to be contested the amount or validity thereof. Buyer's assumption of the Assumed Liabilities is intended to inure solely to the benefit of Seller, and notwithstanding anything herein to the contrary, such assumption is not intended and shall not be construed to give any third parties any greater or additional benefits than they would have but for Buyer's said assumption.

     1.4  Consideration.  As consideration and payment in full for the
          -------------
Transferred Assets, at the Closing Buyer shall, subject to the provisions of
Section 8.4(a):

          (a) issue to Seller [**] duly authorized, fully paid, and non-assessable Shares of Buyer's Common Stock at a valuation of [**] (the "Stock Consideration");

          (b) pay to Seller the sum of [**] (the "Cash Consideration") by wire transfer; and

          (c)  assume the Assumed Liabilities.

     1.5  Direction Regarding Stock Consideration.  Seller's Stock Consideration
          ---------------------------------------
shall be issued to Seller pursuant to the form of Restricted Stock Purchase Agreement, attached hereto as Exhibit A and made a part hereof. Provided that
                              ---------
such transfer is permissible under the operating agreement of Seller and subject to the availability of applicable exemptions under applicable securities laws and other documentation effecting such transfer in a form reasonably acceptable to Buyer in Buyer's good faith judgement, at the Closing Seller may direct Buyer to issue the Stock Consideration to its members or the persons, firms, corporations or other entities listed on Schedule 1.5 attached hereto and made a part hereof (each, other than Seller, a "Seller Designee" and collectively
                                         ---------------
"Seller's Designees"), pursuant to the form of Restricted Stock Purchase
 ------------------
Agreement attached hereto as Exhibit A and made a part hereof.  Seller and each
                             ---------
Seller Designee shall execute its respective Restricted Stock Purchase Agreements at or before the Closing. It is understood and agreed that Buyer's issuance of such portion of the Stock Consideration to Seller's Designees is as an accommodation to Seller only, and does not create any third-party beneficiary relationship with any person, firm, corporation or other entity, including, without limitation, any of Seller's Designees.

          Notwithstanding the foregoing, the number of all such shares shall be reduced proportionately by the portion of the Stock Consideration to be placed into the Escrow Fund (defined in Section 8.4(a) below), and appropriate adjustments shall be made for applicable repurchase restrictions to which any portion of the Stock Consideration is subject.

     1.6  Allocation.  The parties agree to allocate the consideration for the
          ----------
Transferred Assets among the Transferred Assets as mutually agreed by the Buyer and Seller on or prior to the Closing Date and to be attached as Schedule 1.6,
                                                                 ------------
and made a part hereof (the "Allocation") and each of Buyer and Seller to agree
                             ----------
to report the sale and purchase of the Transferred Assets consistently with the Allocation for all federal, state and local income and other tax purposes.

     1.7  Sales and Use Taxes.  Seller and Buyer shall each bear fifty percent
          -------------------
(50%) of all sales and use taxes, if any, that either party shall be responsible by law to pay and discharge by reason of or in connection with the sale and transfer hereunder of the Transferred Assets. Notwithstanding any provision of this Agreement to the contrary, the parties agree to pay and discharge promptly whenever due their respective shares of the entire amount of all such taxes arising in connection with the transactions set forth hereunder, whether levied on Buyer or Seller. Buyer and Seller agree to use their respective good faith efforts to minimize the amount of any sales tax that may be due with respect to the transactions contemplated hereunder, and each party agrees to give the other party reasonable prior written notice of any such amounts which may be claimed to be due by any governmental taxing authority.

     1.8  Instruments of Transfer.  The sale, assignment, transfer, conveyance
          -----------------------
and delivery of the Transferred Assets and assumption of Assumed Liabilities shall be made by such bills of sale and assumption agreements and other recordable instruments of assignment, transfer and conveyance as Buyer shall reasonably request, including, without limitation, such instruments of transfer as may be required by Network Solutions, Inc., Internic, or any successor organization thereto, in connection with the transfer by Seller to Buyer of the domain names set forth on Schedule 1.8, attached hereto and made a part hereof,
                          ------------
and the related URLs and web site addresses, as well as any instruments of transfer or registration forms required in connection with any of the Transferred Assets. If the domain names listed on Schedule 1.8 are not
                                                   ------------
registered in the name of Seller, Seller shall cause the registrant of such domain names to transfer and assign to Buyer all such domain names pursuant to the customary forms used by Network Solutions, Inc. or any other relevant organizations and such other documentation as Buyer shall reasonably require to transfer such domain names and any trademark, goodwill or otherwise associated with such domain names. All transfer fees payable to Network Solutions or other relevant organization with respect to the transfer of the domain names set forth on Schedule 1.8 shall be paid by Buyer.

     1.9  Use of Name.  Seller agrees that for a period of up to twelve (12)
          -----------
months from the Closing Date, Buyer shall have the right to use the name "Guthy-Renker Internet" and/or the letters "GRI" and Seller's trademarks, trade names, service marks or other designations (individually or collectively, as applicable, "Seller's Designations"), including, without limitation, in
             ---------------------
connection with the use of the Transferred Assets by the Buyer. During such twelve (12) month period, Seller will not grant the right, as applicable, to use the Seller's Designations to any other third party. Notwithstanding the foregoing twelve (12) month restriction on the use of Seller's Designations,

Seller further agrees that if any of the Transferred Assets of the Seller bear any or all of Seller's Designations the Buyer (or any of Buyer's Affiliates or licensees) may use and distribute generally such Transferred Assets, including, without limitation, any of the materials listed on Schedule 1.1(b), any
                                                   ---------------
promotional materials or printed forms, products, stationery, brochures and similar materials. As used in this Agreement, an "Affiliate" of a referenced
                                                   ---------
person shall mean (a) another person controlling, controlled by or under common control with such referenced person, (b) any other person beneficially owning or controlling ten percent (10%) or more of the outstanding voting securities or rights or of the interest in the capital, distributions or profits of the referenced person or (c) any Member, officer or director of or partner in the referenced person, or any person controlled by any such individual. The terms "control", "controlling", "controlled" and the like shall mean the direct or
 -------    -----------    ----------
indirect possession of the power to direct or cause the direction of the management or policies of a person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise. Buyer agrees not to assign right to use Seller's Designation to any other party without Seller's written consent.

     1.10  Refunds.
           -------

           (a) After the Closing Date, Buyer shall have the right to elect in Buyer's sole discretion to conduct one (1) or more marketing campaigns or similar solicitations directed at some or all of the "Inactive Associates" (as
                                                      -------------------
defined below). Prior to conducting each such marketing campaign, Buyer shall consult with Seller in respect thereof, and give Seller a reasonable opportunity to review and comment upon the number of Inactive Associates to whom such marketing campaign shall be addressed and the manner and context of such marketing campaign. After so consulting with Seller, if Buyer so elects to conduct one (1) or more such marketing campaigns, Seller shall continue to be directly liable for all refunds, penalties, claims and expenses paid to Inactive Associates except as provided in Subsection 1.10(b)(i) below.

           (b) With respect to any refunds due and owing, or claimed to be due and owing, to "Inactive Associates" as defined below, whether such refunds are
               -------------------
due and owing or are claimed to be due and owing before or after the Closing Date, subject to the provisions of subsection 3 below, Seller shall remain liable for and shall pay all such refunds following the Closing Date except as provided in subparagraphs (i) and (ii) below.

                (i) if Buyer elects to conduct a marketing campaign or similar solicitation directly to the Inactive Associates as provided in subsection (a) above, then Buyer will be responsible for all refunds payable to such Inactive Associates who request refunds within a ninety (90) day period following the commencement of such marketing campaign by Buyer.

                (ii) if Buyer elects to make any Material Changes (as defined below) to the "Choicemall Website" (which shall mean Seller's Website with a URL
               ------------------
of "www.choicemall.com") as currently configured and such Material Changes have not been approved by Seller in advance, which approval shall not be unreasonably withheld, then Buyer shall be responsible for all refunds payable to such Inactive Associates who have requested refunds arising after the Closing Date resulting from such Material Changes. "Material Changes" shall be those changes
                                        ----------------
described on Schedule 1.10(b) attached hereto and made a part hereof.  Seller
             ----------------
and Buyer agree that any changes and modifications other than the Material Changes shall not be deemed Material Changes for purposes of this subsection
(ii) unless Buyer and Seller agree otherwise in writing. Seller shall remain liable for and shall pay any and all refunds payable to Inactive Associates resulting from such changes or modifications.

               (iii) Buyer and Seller agree to use their respective good faith efforts to minimize the amount of any claims or requests for refunds with respect to Inactive Associates under this subsection (b).

          (c) With respect to any refunds due and owing or claimed to be due and owing to "Active Associates" as defined below, then:
              -----------------

               (i) Seller shall remain liable for any refund to any Active Associate following the Closing Date if such Active Associate's claim for refund relates directly and primarily to the actions or inactions of Seller, its members, agents or representatives, including, without limitation, any seminar speakers or the conduct of Seller's Business prior to the Closing Date.

               (ii) Buyer shall be responsible for all other refunds to Active Associates following the Closing Date for any reason other than as set forth in subparagraph (i) of this subsection 1.10(c)(i) above.

          (d) Notwithstanding any other provision of this Section 1.10 to the contrary, for any refunds payable to Inactive Associates and/or Active Associates for which Buyer is responsible under this Section 1.10, Seller shall remain liable for and shall pay, and Buyer shall not be responsible for, that amount of refunds to Active Associates and/or Inactive Associates collectively not to exceed $25,000 in aggregate, and Buyer shall only be responsible for such refunds to the extent that the total amount of such refunds exceeds $25,000.

          (e)  For purposes of this Agreement, (i) an "Inactive Associate" shall
                                                       ------------------
mean each person, firm, corporation or other entity as of the Closing Date who has entered into an agreement with Seller but who (1) has not published a website on or linked to the Choicemall Website as of the Closing Date or (2) has previously published a website on or linked to the Choicemall Website but who has deactivated such website as of the Closing Date; and (ii) an "Active
                                                                  ------
Associate" shall mean each person, firm, corporation or other entity who has
---------
published a website on or linked to the Choicemall Website as of the Closing Date (regardless of whether such Associate has entered into an agreement with Seller as of the Closing Date).

          (f) In the event either Seller or Buyer receives a request for refund from an Active Associate and/or Inactive Associate following the Closing Date, such party agrees to promptly notify in writing (the "Refund Notice") the other
                                                      -------------
party who would be responsible for the refund under the provisions of this
Section 1.10 for such refund (the "Responsible Party") and such Responsible
                                   -----------------

Party may at its option either to pay such refund or dispute such refund request, in its sole discretion. Such Responsible Party agrees to indemnify and hold the other party harmless from any and all liability, loss, expense relating to such refund request in accordance with the provisions of Sections 8.2 or 8.3, as the case may be, including without limitation, the payment of any refund amount and any damages, penalties, interest or other amounts payable in connection with such refund request. If Buyer and Seller dispute who is the Responsible Party with respect to any claim or claims for refund from any Active Associate or Inactive Associate, the parties hereto agree to submit such dispute to arbitration in accordance with the provisions of Section 8.5 if such dispute cannot be reached within thirty (30) days following delivery of the Refund Notice.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller hereby represents and warrants to Buyer as follows:

     2.1  Corporate Existence; Authority  .
          ------------------------------

          (a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Seller has the full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it. Seller is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is required by law or regulation, except for those jurisdictions where the failure to qualify will not have a material adverse effect on the use of the Transferred Assets.

          (b) The execution and delivery of this Agreement by Seller has been duly authorized by an authorized Member of Seller in accordance with the operating agreement of Seller. As used herein, the "Authorized Member of
                                                     --------------------
Seller" shall mean the Member of Seller authorized to act on behalf of Seller in the manner of a designated "manager" as defined in Section 17001(w) of the Beverly-Killea Limited Liability Company Act. As used herein, a "Member" of
                                                                  ------
Seller shall mean the persons, firms, corporations or other entities who or which are "members" of Seller. As used herein, "member" shall have the meaning
           -------
set forth in Section 17001(w) of the aforesaid Limited Liability Company Act, and "operating agreement" shall have the meaning set forth in Section 17001(ab)
     -------------------
of such Act.

          (c) Seller has the right, power, legal capacity and authority to enter into, and perform its and their respective obligations under, this Agreement and all other agreements executed in connection herewith and all other exhibits hereto.

          (d) All corporate action on the part of Seller and its Members necessary for the authorization, execution, delivery and performance of this Agreement by Seller and the performance of all of Seller's obligations hereunder has been taken or will be taken prior to the Closing. This

Agreement and all other agreements executed in connection herewith, including all exhibits hereto, when executed and delivered by Seller, shall constitute a valid and binding obligation of Seller, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.2  Title to Assets; Conflicting Interests; Effect of Agreement.
          -----------------------------------------------------------

          (a) Seller has good and marketable title to, or a valid leasehold interest in, each and all of the Transferred Assets, free and clear of all security interests, or any other lien (including any tax, workman's, mechanics', carriers', or repairman's liens), encumbrance or restriction other than the Assumed Liabilities or as set forth in Schedule 2.2.
                                       ------------

          (b)  Except as may be expressly set forth on Schedule 2.2, none of the
                                                       ------------
Transferred Assets is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement, or is located other than in the possession of Seller.

          (c) Without limiting the generality of the foregoing, except as set forth in Schedule 2.2, Seller is the exclusive owner or exclusive licensee of
         ------------
all Seller's Intellectual Property.

          (d) Seller, and to the best of Seller's knowledge, no Member, officer or director of Seller, has any direct or indirect interest in any competitor, supplier or customer of Seller, or in any other person with whom Seller is doing business or currently proposes to do business except in each case not more than a 5% beneficial ownership interest in the outstanding stock of any such entity the stock of which is publicly traded. To the best of the knowledge and belief of Seller, no other employee nor any spouse, child or other relative of any such other employee has any such direct or indirect interest.

          (e) The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the charter documents or operating agreement of Seller, any law or regulation of any governmental authority, foreign or domestic, or any provision of any agreement, instrument, contract understanding, order, judgment or decree to which Seller is a party or by which Seller or any of the Transferred Assets is bound or affected, nor will it give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration, or cancellation, in or with respect to any of the Transferred Assets except for any breach, termination, acceleration or cancellation of rights, which would not individually or in the aggregate, have a material adverse effect on the Transferred Assets or the transactions contemplated hereunder.

     2.3  Consents.  Except as listed on Schedule 2.3, no consent of any person
          --------                       ------------
not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Seller to permit the consummation of the transactions contemplated by this Agreement, including without limitation the transfer to Buyer of all right, title and interest in and to the Transferred Assets owned by Seller, free and clear of any mortgages, liens, pledges, encumbrances, claims, conditions or restrictions of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except where the failure to obtain any such consent would not have a material adverse effect on the Transferred Assets.

     2.4  Financial Statements.  Seller shall furnish to Buyer prior to the
          --------------------
Closing Date, and which shall be attached hereto as Exhibit B, with respect to
                                                    ---------
Seller's Business only, an unaudited balance sheet at February 28, 1999 (the "February Balance Sheet") and audited financial statements of Seller for the
 ----------------------
year ending December 31, 1998 (collectively, "Seller's Financial Statements").
                                              -----------------------------
Seller's Financial Statements at their respective dates are complete and correct in all material respects, and fairly present the financial position and results of operations of Seller's Business for the periods and at the dates reflected therein. Seller's Financial Statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis.

     2.5  Tangible Property.
          -----------------

          (a) The Schedules described in Section 1.1 to this Agreement are complete and accurate schedules describing, and, at the Closing Seller will provide the location of, all personal and tangible property included in the Transferred Assets. The Transferred Assets, together with the leasehold interests of Seller constitute, all the personal and tangible property necessary for the use by Buyer of the Transferred Assets in the manner such Transferred Assets are now used by Seller in Seller's Business.

          (b) All tangible personal property included in the Transferred Assets is in good operating condition and repair, ordinary wear and tear excepted. No person, firm, corporation or other entity, including, without limitation, no Member, consultant, or employee of Seller, nor any spouse, child or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the personal property included in the Transferred Assets.

     2.6  Intellectual Property.
          ---------------------

          (a) For the purposes of this Agreement, the following terms have the following definitions:

               (i)  "Intellectual Property" shall mean any or all of the
                     ---------------------
following:

                    (A) works of authorship including, without limitation, computer programs, source code, object code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works;

                    (B) inventions (whether or not patentable), improvements, and technology;

                    (C) proprietary and confidential information, trade secrets and know how;

                    (D) databases, customer listings and data (including, without limitation, all contact information relating to Seller's customers and/or persons attending Seminars, email addresses and the like), data compilations and collections and technical data;

                    (E) logos, trade names, trade dress, trademarks and service marks;

                    (F)  domain names, URLs, web addresses and sites;

                    (G) tools, methods and processes, including object libraries;

                    (H) all programs, files and similar materials created, commissioned or licensed in connection with all web sites owned by Seller, including, without limitation all HTML files, Java files, graphics files, animation files, data files, technology, scripts, programs and the like;

                    (I) the services of any and all persons, firms, corporations or other entities rendered in connection with the creation of any of the items described in this Section 2.6(a)(i) and the results and proceeds of such services;

                    (J) audiovisual works of all kinds, including so-called "infomercials" created by Seller or Seller's designee(s) for Seller's Business, and any and all materials created, commissioned or licensed in connection therewith;

                    (K) all materials relating to Seminars, including, without limitation, any and all of the elements of Intellectual Property set forth in Sections 2.6(a)(i)(A)-(J) relating to Seminars, advertising formats (including so-called "ad mats"), books, brochures, promotional materials of all kinds, lists of advertising contacts and/or outlets and rate cards relating thereto, advertising copy, overlays, images, written materials and/or other documentation relating thereto, or materials to be used in connection with printing any of the foregoing elements of Intellectual Property relating to Seminars;

                    (L) Seller's rights to the name, voice, likeness and biographical materials relating to any persons rendering services in connection with Seller's audiovisual works and infomercials, including, without limitation, Seller's rights under Seller's agreements with celebrity endorsers which permit the use of the name, voice, likeness and biographical materials of each such celebrity endorser;

                    (M) all instances of the foregoing in any form and embodied in any media; and

                     (N) the goodwill associated with any or all of the items described in Sections 2.6(a)(i)(A)-(M), all licenses and sublicenses granted and obtained with respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interests therein under the laws of all jurisdictions.

               (ii)  "Intellectual Property Rights" shall mean worldwide common
                      ----------------------------
law and applicable statutory rights relating to Intellectual Property and associated with:

                     (A)  patents and patent applications;

                     (B) copyrights, copyrights registrations and copyrights applications and "moral" rights (including the right to edit, remake, recompile and otherwise alter same);

                     (C) the protection of trade and industrial secrets and confidential information;

                     (D) other proprietary rights relating to intangible intellectual property;

                     (E) trademarks, trade names and service marks together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;

                     (F)  analogous rights to those set forth above; and

                     (G) divisions, continuations, renewals, reissuances, extensions, and revised terms of the foregoing (as applicable).

               (iii) "Seller's Intellectual Property" shall mean any
                      ------------------------------
Intellectual Property and Intellectual Property Rights that are owned by or licensed to Seller and used by Seller in connection with, or which are otherwise embodied, in the Transferred Assets, including, without limitation, Seller's Intellectual Property as listed on Schedule 1.1(a), the domain names listed on
                                   ---------------
Schedule 1.8, the Seller's Website, but not including any Intellectual Property
------------
or Intellectual Property Rights of any third party that has published on or linked to Seller's Website. With respect to audiovisual works, Seller's Intellectual Property shall include any and all services agreements with each and every person rendering services in connection with such audiovisual works, and the results and proceeds of such services, including, without limitation, in respect of all performers, directors and writers, clearances of all kinds, music, musical compositions, royalty-free licenses for the public performance, synchronization, mechanical reproduction and all other exploitations of all such musical compositions in any and all media (whether now or hereafter known, devised or discovered), scripts (including story lines, characters, settings and contexts), dialog, and product rights relating thereto, and any and all reproductions of such audiovisual works and infomercials (including master tapes, parts, and other materials from which such audiovisual works may be produced in quantity).

Seller's Intellectual Property shall not include the name "Guthy-Renker Internet," or any variation thereof, the use of which shall be licensed by Seller to Buyer as set forth in Section 1.9.

               (iv) "Registered Intellectual Property Rights" shall mean
                     ---------------------------------------
Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

          (b)  Schedule 2.6(b) lists all Registered Intellectual Property Rights
               ---------------
owned by, or filed in the name of, Seller (the "Seller's Registered Intellectual
                                                --------------------------------
Property") and lists any proceedings or actions pending before any court,
--------
tribunal (including the United States Patent and Trademark Office (the "PTO") or
                                                                        ---
equivalent authority anywhere in the world) related to any of the Seller's Registered Intellectual Property.

          (c) At Closing, each item of Seller's Intellectual Property, including all Seller's Registered Intellectual Property, shall be free and clear of any liens or other encumbrances imposed against Seller, or the Transferred Assets, and with respect to Seller's Intellectual Property which Seller owns, may be exploited by Buyer in any and all media, whether now or hereafter known, devised or discovered without payment to any person, firm or corporation except as set forth in the Assigned Contracts or subject to final approval of the PTO or any equivalent authority to any of Seller's Registered Intellectual Property which is pending before the PTO or such other equivalent authority.

          (d)  Except as set forth on Schedule 1.1(a), to the extent that any of
                                      ---------------
Seller's Intellectual Property owned by Seller has been developed or created independently or jointly by or with any person other than Seller, Seller has a written agreement with such person with respect thereto, and the Seller thereby has obtained ownership of, and is the exclusive owner of, all such Seller's Intellectual Property by operation of law or by valid assignment to the extent legally permissible.

          (e) Seller has not transferred ownership of or granted any exclusive license of or exclusive right to use or authorized the retention of any exclusive rights to use or joint ownership in any of Seller's Intellectual Property, to any other person.

          (f) Except as set forth in Schedule 2.6(f) Seller's Intellectual Property described in the Schedules 1.1 constitute all the Intellectual
                          -------------
Property and Intellectual Property Rights which are currently used in and necessary for the conduct of Seller's Business as currently conducted, including, in each case, without limitation, with respect to the design, development, manufacture, use, import and sale of the Transferred Assets. Except as set forth on Schedule 2.6(f), Seller's transfer of Seller's
                       ---------------
Intellectual Property to Buyer does not, and will not, conflict with, infringe on or otherwise violate any rights of third parties.

          (g)  The contracts, licenses and agreements listed in Schedule 1.1(f)
                                                               ---------------
include all contracts, licenses and agreements to which Seller is a party with respect to any of Seller's

Intellectual Property and Intellectual Property Rights relating to the Transferred Assets, including, without limitation, "shrink-wrap" and similar widely available commercial end-user licenses. Seller has all ownership rights or exclusive license rights to all improvements to software used in connection with Seller's Business or to the Transferred Assets.

          (h)  Except as set forth on Schedule 2.6(g), Seller has not agreed to,
                                      ---------------
or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Seller or such other person of the Intellectual Property Rights of any person other than Seller.

          (i) The operation of the Transferred Assets as they are currently used in connection with Seller's Business, including but not limited to the design, development, use, reproduction, public performance, advertising, import, manufacture and sale of any or all of the Transferred Assets, does not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or except as set forth on Schedule 2.6(i), constitute unfair competition or trade practices
             ---------------
under the laws of any jurisdiction. Except as set forth on Schedule 2.6(i),
                                                           ---------------
Seller has not received notice from any person claiming that any or all of the Transferred Assets infringes or misappropriates the Intellectual Property Rights of any person or that the use thereof constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is Seller aware of any reasonable basis therefor).

          (j) All necessary registration, maintenance and renewal fees in connection with such Seller's Registered Intellectual Property have been paid and all reasonably necessary documents and certificates in connection with such Seller's Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining Seller's Registered Intellectual Property. There are no actions that must be taken by the Seller within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any of Seller's Registered Intellectual Property except for any transfer fees payable in connection with the transfer to Buyer of such Seller's Registered Intellectual Property. In each case in which Seller has acquired ownership of any of Seller's Intellectual Property Rights from any person, Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Seller's Registered Intellectual Property Rights to Seller and, Seller has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

          (k) There are no contracts, licenses or agreements between Seller and any other person with respect to Seller's Intellectual Property under which there is any dispute known to Seller regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by Seller thereunder. Except as set forth on Schedule 2.6(k)
                                                               ---------------
or on Schedule 2.14, there are no oral contracts, licenses or agreements between
      -------------
Seller and any third
party pending for any royalty payments to such third party. Seller has not received any notice or other communication alleging, and Seller has no reason to believe, (a) that Seller's Intellectual Property are not valid and in full force and effect or that they are subject to any taxes, maintenance fees or actions falling due within sixty (60) days after the Closing Date other than payments in the normal and ordinary course of business consistent with Seller's past practice; (b) that Seller's Business, or the use of the Transferred Assets in Seller's Business, has infringed or is now infringing on any Intellectual Property Rights or other right belonging to any person, firm, corporation or other entity; (c) that Seller does not have the right and authority to use Seller's Intellectual Property as are necessary to enable it to conduct and to continue to conduct all phases of Seller's Business, or the use of the Transferred Assets in Seller's Business, in the manner presently conducted by it.

          (l) To the knowledge of Seller, no person is infringing or misappropriating any of Seller's Intellectual Property.

          (m) None of Seller's Intellectual Property is subject to any proceeding or outstanding decree, order, judgment or settlement agreement that restricts in any manner the use, transfer or licensing thereof by Seller or may affect the validity, use or enforceability of Seller's Intellectual Property.

          (n) To Seller's knowledge, as of the date of this Agreement no (i) product or service of Seller; or (ii) material published or distributed by Seller, whether or not in connection with the Associate Pages linked to the Choice Mall Website or in respect of which Seller has permitted such Associate Pages to utilize a URL associated with the Choice Mall Website's URL; constitutes obscene material or a defamatory statement or material which would result in any liability of any kind with respect to the ownership or operation of the Choicemall Website.

          (o)  Except as stated in Schedule 2.6(b), all of Seller's Intellectual
                                   ---------------
Property owned by Seller including, without limitation, all of Seller's software, and the computers and related materials being transferred hereunder will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999 (collectively, "Year 2000 Compliance"); provided that
                                         --------------------
Seller makes no representation or warranty concerning Year 2000 Compliance hereunder with respect to (i) all third party databases, software and operating systems licensed by Seller and used in connection with Seller's Intellectual Property, or (ii) Buyer's databases, operating systems, hardware and other Buyer's software or hardware interfacing, connecting or operating with Seller's Intellectual Property provided pursuant to this Agreement.

          (p)  Schedule 1.1(a) to this Agreement sets forth a true and complete
               ---------------
list and summary descriptions of Seller's "Trade Secrets," defined in this
                                           -------------
Agreement as that part of Seller's Intellectual Property consisting of information, including a formula, pattern, compilation, program, device, method, technique, or process, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The specific location of each Trade Secret's documentation, including its complete description, specifications, charts, procedures and other material relating to it, is also set forth in Schedule 1.1(a). Seller has taken reasonable steps to
                         ---------------
protect its rights in the confidential information and trade secrets of Seller or provided by any other person to the Seller. Without limiting the foregoing, Seller has a policy requiring each employee, consultant and contractor rendering services in connection with the creation, design and development of Seller's Intellectual Property to execute, if requested, proprietary information, confidentiality and assignment agreements substantially in Seller's standard forms, and, except as noted in Schedule 1.1(a), all current and former
                               ---------------
employees, consultants and contractors of the Seller have executed such an agreement in substantially Seller's standard form, a copy of which has been provided to and approved by Buyer. Each Trade Secret's documentation is current, accurate and sufficient in reasonable detail and content to identify and explain it, and to allow its full and proper use by Buyer without reliance on the special knowledge or memory of others.

     2.7  Inventories.  The inventories of Seller consists of work in progress
          -----------
and finished goods (including, without limitation, Seminar materials, audiovisual works and audiovisual works embodied in home video devices), if any, that are included in the Transferred Assets are listed on the February Balance Sheet with additions and deletions in the ordinary course of business since February 28, 1999 (the "Inventories"). The Inventories consist of items that
                        -----------
are usable and salable and saleable in the ordinary course of Seller's Business and no portion of the Inventories is obsolete, damaged or defective except to the extent of applicable reserves reflected on Seller's unaudited balance sheet as of February 28, 1999. All the Inventories are the property of Seller and good and marketable title to the Inventories free and clear of any lien or encumbrance will pass to Buyer upon the Closing. None of such Inventories is subject to any security interest.

     2.8  Intentionally deleted without implication.

     2.9  Customer List.  Seller has, and shall deliver to Buyer at the
          -------------
Closing a materially correct list of the Active Associates and Inactive Associates as of the Closing Date (the "Customer List"). In addition to the
                                        -------------
Customer List, Seller shall deliver to Buyer at the Closing any and all other information, materials, or lists in Seller's possession or control relating to Seller's Business including, without limitation, persons who have attended Seminars, or are currently enrolled in Seminars. The Customer List shall include the respective names, addresses, telephone numbers, email addresses (if available), and other available information. Such attachment shall be a true and correct copy of the Customer List and all other information required pursuant to the second sentence of this Section 2.9 embodied thereon as of the Closing Date. Except as indicated on Schedule 2.9, Seller does not have any
                                      ------------
information, nor is Seller aware of any facts, indicating that any Active Associate intends to cease doing business with Seller or materially alter the amount of business that any Active Associate is doing with Seller (or with Buyer subsequent to the consummation of this agreement), or, with respect to any other customers of Seller, that any such customers shall cease doing business with Seller or materially alter the amount of business that any such customers are presently doing with Seller.

     2.10  Litigation.  Schedule 2.10, attached hereto and incorporated herein,
           ----------   -------------
contains a schedule and description of all litigation, proceedings or controversies (including, without limitation, unsettled claims), if any, that are pending, or to Seller's knowledge threatened or anticipated by or against Seller with respect to the Transferred Assets and/or Seller's Business before any court, government agency (including, without limitation, the Federal Trade Commission, any state attorney general's office, the U.S. Copyright Office or the PTO) or any other administrative body. Seller has furnished or made available to Buyer copies if any, of all relevant court papers and other documents in its possession, which relate to the matters listed on Schedule
                                                                   --------
2.10. Seller is not in default with respect to any order, subpoena, writ,
----
injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. Seller is not presently engaged in any legal action to recover monies due Seller or damages sustained by Seller or any Member of Seller.

     2.11  Compliance with Laws.  To the best of Seller's knowledge, Seller
           --------------------
has complied with, and is not in violation of, all applicable federal, state and local statutes, laws and regulations (including, without limitation, any and all applicable building, zoning, environmental or other law, ordinance or regulation) affecting the Transferred Assets and/or the operation of Seller's Business.

     2.12  Taxes.  Seller has timely filed within the time period for filing
           -----
or any extension granted with respect thereto all federal, state, local and other returns, estimates and reports ("Returns") relating to any and all taxes
                                       -------
of whatever kind or other governmental charges, obligations, fines, deficiencies, assessments or fees including any secondary or transferee liability for taxes and any related interest or penalties ("Tax" or "Taxes")
                                                            ---      -----
that Seller is required to file with respect to the Transferred Assets. To Seller's knowledge, Seller has paid all Taxes it is required to pay with respect to the Transferred Assets. There are no pending or threatened audits, examinations, assessments, asserted deficiencies or claims for additional Taxes with respect to the Transferred Assets. There are (and as of immediately following the Closing there will be) no liens or similar encumbrances relating to or attributable to Taxes on the Transferred Assets.

     2.13  Contracts.  Schedule 1.3 contains an accurate and complete list of
           ---------   ------------
all Assigned Contracts. There is no default, or event that with notice or lapse of time, or both, would constitute a default, by Seller or to Seller's knowledge by any other party to any of the Assigned Contracts. Except for the Assigned Contracts, Seller is not a party to, nor are the Transferred Assets bound by, any other contract, license, agreement or understanding that would impose any material adverse restriction on the use or future disposition of the Transferred Assets by Buyer.

     2.14  Employees of Seller's Business.  Schedule 2.14, attached hereto and
           ------------------------------   -------------
incorporated herein, is a true and complete list of the names of all employees of Seller who work in Seller's Business. Schedule 2.14 contains a schedule
                                          -------------
showing the current cash and non-cash compensation (including any and all bonus, 401(k) participation and accrued vacation) of all such employees of Seller.

     2.15  Insurance.  Schedule 2.15, attached hereto and incorporated herein,
           ---------   -------------
contains a true and correct list of all insurance policies held by Seller with respect to Seller's Business. Seller has provided to Buyer copies of all such insurance policies. Seller has in full force and effect property and casualty insurance, and errors and omissions insurance, in types and amounts normal and appropriate for the Seller's Business of its type. Such insurance or comparable insurance will be maintained in full force and effect to and including the Closing Date.

     2.16  Intentionally deleted without implication.

     2.17  No Material Changes.
           -------------------

           Since the later of December 31, 1998, or the date of the most recent financial statements provided to Buyer prior to the Closing, with respect to Seller's Business, including, without limitation, in connection with the Transferred Assets, there has not been any:

           (a) Transaction or accounting adjustment by Seller except in the ordinary course of Seller's business;

           (b) Material adverse change in the financial condition, liabilities, assets, business or prospects of Seller's Business and/or, as applicable, of any or all of Transferred Assets;

           (c) Destruction, damage to or loss of any asset (whether or not covered by insurance) that materially and adversely affects the condition of any or all of Transferred Assets;

           (d) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Seller;

           (e) Increase in the salary or other compensation payable or to become payable by Seller to any of its officers, directors or employees (whether in their respective capacities as such, as a consultant or otherwise) or the declaration, payment or commitment or obligation of any kind for the payment, by Seller, of a bonus or other additional salary or compensation to any such person;

           (f) Sale or transfer of any or all asset(s) of Seller, except in the ordinary course of Seller's business;

           (g) Except as set forth on Schedule 2.17, termination or material
                                      -------------
amendment of any contract, license, agreement or understanding listed on
Schedule 1.3;
------------

           (h) Mortgage, pledge or other encumbrance of any or all of the Transferred Assets;

           (i) Waiver or release of any right or claim of Seller relating to the Transferred Assets, except in the ordinary course of Seller's business;

           (j) Other event or condition of any character that has or might have a material and adverse effect on the physical or financial condition of any or all of the Transferred Assets; or

           (k) Agreement by Seller to do any of the things described in the preceding clauses (a) through (k).

     2.18  Representations Complete.
           ------------------------

           (a) None of the representations and warranties made by Seller herein or in any exhibit, schedule or certificate furnished by Seller, or on its behalf, pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

           (b) Seller has no knowledge of any developments of any kind existing as of the date of this Agreement and relating to the Transferred Assets which would materially and adversely affect the business, operations, relationships with customers or suppliers, properties, relating to or assets comprising the Transferred Assets except as otherwise disclosed to Buyer by Seller in connection with this Agreement or otherwise on or prior to the Closing Date, which disclosures by Seller shall survive any integration provisions of this Agreement.

     2.19  Investment.  Seller is capable of evaluating the merits and risks
           ----------
of the transfer set forth in this Agreement, and its investment in Buyer as a result thereof, and has the capacity to protect its own interests in making its investment in Buyer. Seller (i) understands that the Stock Consideration has not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Stock Consideration solely for its own account for investment purposes, and not with a view to the distribution thereof (except to the Members of Seller), (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Stock Consideration, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Stock Consideration, and (vi) is an Accredited Investor. As used herein, "Securities Act" means the Securities Act of 1933, as amended,
                 --------------
and "Accredited Investor" has the meaning set forth in Regulation D promulgated
     -------------------
under the Securities Act.

     2.20  Tax Liability.  Seller has reviewed with its own tax advisors the
           -------------
federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement (including any tax consequences resulting from the recently enacted tax legislation). Seller relies solely on such advisors and not on any statements or representations of Buyer or any of its agents. Seller understands that Seller (and not Buyer) shall be responsible for Seller's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     2.21  Environmental Liabilities.  Seller has no knowledge of any fact or
           -------------------------
circumstance which is more likely than not to involve Seller in any environmental litigation or impose upon Seller any environmental liability.

     2.22  Restrictions on Business Activities.  There is no agreement (whether
           -----------------------------------
a noncompete agreement, nondisclosure agreement or otherwise), commitment, judgment, injunction, order or decree to which Seller is a party or which is otherwise binding upon Seller which has or may have the effect of prohibiting or impairing any business practice of Seller (as presently conducted by Seller or as currently contemplated by Seller to be conducted), which would have a material adverse effect on the Transferred Assets. Without limiting the foregoing, Seller has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of Seller's Intellectual Property, technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.23  Website Agreements.  Seller has entered into agreements with
           ------------------
substantially all Active Associates and Inactive Associates setting forth Seller's rights and remedies substantially in the form attached hereto as
Schedule 2.23.
-------------

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     3.1  Incorporation; Authority.
          ------------------------

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated herein have or will have been duly authorized prior to the Closing, and no further corporate authorization is necessary on the part of Buyer.

          (b) All corporate action on the part of Buyer and its directors necessary for the authorization, execution, delivery and performance of this Agreement by Buyer, the authorization, sale, issuance and delivery of the Stock Consideration and the performance of all of Buyer's obligations hereunder has been taken or will be taken prior to the Closing.

          (c) Seller has the right, power, legal capacity and authority to enter into, and perform its obligations under, this Agreement and all other agreements executed in connection herewith and all other exhibits hereto.

          (d) This Agreement and all other agreements executed in connection herewith, including all exhibits hereto, when executed and delivered by Buyer, shall constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          (e) The shares of Buyer's Common Stock constituting the Stock Consideration have been duly authorized and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences and privileges described in the Amended and Restated Certificate of Incorporation of Buyer (the "Restated
                                                                     --------
Certificate") attached hereto as Exhibit C and made a part hereof.  Common Stock
-----------
issuable in connection with the Stock Consideration will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof; provided, however, that the Common Stock issuable in connection with the Stock Consideration may be subject to restrictions on transfer under state and/or federal securities laws as set forth therein.

     3.2  Capitalization.  Immediately prior to the Closing, the authorized
          --------------
capital of Buyer shall consist of:

          (a)  Preferred Stock. 29,870,465 shares of Preferred Stock, of which
               ---------------
(i) 7,925,300 are designated Series A Preferred Stock (the "Series A
                                                            --------
Preferred"), 5,235,076 of which are issued and outstanding, (ii) 9,551,832 are
---------
designated Series B Preferred Stock (the "Series B Preferred"), 9,551,832 of
                                          ------------------
which are issued and outstanding, (iii) 8,393,333 are designated Series C Preferred Stock (the "Series C Preferred"), 8,005,060 of which are issued and
                      ------------------
outstanding, and (iv) 4,000,000 are designated Series 1 Junior Preferred Stock (the "Junior Preferred"), of which 4,000,000 are issued and outstanding.
      ----------------

          (b)  Common Stock. 70,129,535 shares of Common Stock, of which
               ------------
12,972,652 shares are issued and outstanding. Buyer has reserved 7,925,300 shares of Common Stock for issuance upon conversion of the Series A Preferred, 9,551,832 shares of Common Stock for issuance upon conversion of the Series B Preferred, 8,005,060 shares of Common Stock for issuance upon conversion of the Series C Preferred, 4,000,000 shares of Common Stock for issuance upon conversion of the Junior Preferred, and that number of shares of Common Stock for issuance to employees, consultants and advisors pursuant to the Buyer's 1998 Stock Option Plan, which may be approved by Buyer's Board of Directors from time to time. Such number of shares of Common Stock so approved by Company's Board of Directors as of the Closing shall be disclosed to Seller at the Closing.

     3.3  Conflicting Interests.  The execution and delivery of this Agreement
          ---------------------
by Buyer does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the charter documents, operating agreement and the like of Buyer, any law or regulation of any governmental authority, foreign or domestic, or any provision of any agreement, instrument, understanding, order, judgment or decree to which Buyer is a party.

     3.4  Consents.  Except as listed on Schedule 3.4, no consent of any
          --------                       ------------
person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Buyer to permit the consummation of the transactions contemplated by this Agreement.

     3.5  Financial Statements.  Buyer shall furnish to Seller prior to the
          --------------------
Closing Date, and which shall be attached hereto as Exhibit D, audited financial
                                                    ---------
statements for the year ended December 31, 1998 and an unaudited balance sheet at February 28, 1999 (collectively "Buyer's Financial Statements"). Buyer's
                                    ----------------------------
Financial Statements at their respective dates are complete and correct, and fairly present the financial position and results of operations of the Buyer's Business for the periods and at the dates reflected therein. Buyer's Financial Statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis.

     3.6  Litigation.  Schedule 3.6 attached hereto and incorporated herein,
          ----------   ------------
contains a schedule and description of all litigation, proceedings or controversies (including, without limitation, unsettled claims), if any, that are pending, or to Buyer's knowledge threatened or anticipated by or against Buyer with respect to the Buyer's before any court, government agency or any other administrative body. The matters, if any, listed on Schedule 3.6, if
                                                           ------------
decided adversely to Buyer, will not result in any liability to Seller, and Buyer shall indemnify, defend and hold Seller harmless in connection therewith, including, without limitation, pursuant to the applicable provisions of Article 8 below. Buyer has furnished or made available to Seller copies if any, of all relevant court papers and other documents in its possession, which relate to the matters listed on Schedule 3.6. Buyer is not in default with respect to any
                  ------------
order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. Buyer is not presently engaged in any legal action to recover monies due Buyer or damages sustained by Buyer.

     3.7  Compliance with Laws.  Buyer has complied with, and is not in
          --------------------
violation of, all applicable federal, state and local statutes, laws and regulations (including, without limitation, any and all applicable building, zoning, environmental or other law, ordinance or regulation) affecting its properties or the operation of the Buyer's Business.

     3.8  No Material Changes.  Since the later of December 31, 1998 or the
          -------------------
date of the most recent financial statements provided to Seller prior to the Closing, with respect to the Buyer's Business, there has not been any:

          (a) Transaction or accounting adjustment by Buyer except in the ordinary course of Buyer's business;

          (b) Material adverse changes in the financial condition, liabilities, assets, business or prospects of the Buyer or Buyer's Business;

          (c) Destruction, damage to or loss of any asset (whether or not covered by insurance) that materially and adversely affects the financial condition of Buyer or Buyer's Business;

           (d) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Buyer;

           (e) Revaluation by Buyer of any or all of its assets;

           (f) Sale or transfer of any or all asset(s) of Buyer, except in the ordinary course of Buyer's business;

           (g) Other event or condition of any character that has or might have a material and adverse effect on the physical or financial condition of Buyer or Buyer's Business; or

           (h) Agreement by Buyer to do any of the things described in the preceding clauses (a) through (g).

     3.9   Representations Complete.
           ------------------------

           (a) None of the representations and warranties made by Buyer herein or in any exhibit, schedule or certificate furnished by Buyer, or on its behalf, pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

           (b) Buyer has no knowledge of any developments of any kind existing as of the date of this Agreement which would materially and adversely affect the business, operations, prospects, relationships with customers or suppliers, properties, assets or financial condition of the Buyer's Business which disclosure by Buyer shall survive any integration provisions of this Agreement.

     3.10  Defaults.  There is no default or event that with notice or lapse
           --------
of time, or both, would constitute a default by Buyer or to Buyer's knowledge by any other party to any material contract to which Buyer is a party.

                                   ARTICLE 4

               AGREEMENTS TO BE PERFORMED PRIOR TO THE CLOSING
               -----------------------------------------------

     From the date of execution of this Agreement until and including the Closing Date:

     4.1   Full Access.  Buyer and its counsel, accountants, and other
           -----------
representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts and documents of or relating to the Transferred Assets. Seller shall furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances and properties of Seller's Business in Seller's possession that may reasonably be requested.

     4.2  Conduct of Business.  Seller, unless Buyer shall have otherwise
          -------------------
consented in writing:

          (a) will use its best efforts to (i) preserve and maintain the business and assets (including, without limitation, the assets that shall comprise the Transferred Assets) of Seller's Business in their present condition subject to changes in normal and ordinary course, (ii) to keep available to Seller those of its present officers and employees whose duties are related to Seller's Business and the Transferred Assets; and (iii) to preserve Seller's present relationships with suppliers, customers and other third parties to the extent that such relationships relate to Seller's Business and/or the Transferred Assets;

          (b) will carry on the business and activities of Seller's Business diligently and in substantially the same manner as they have been previously carried on;

          (c) will not enter into any transaction or incur any liability or obligation (absolute or contingent) with respect to the Seller's Business except transactions entered into, or liabilities or obligations incurred, in the ordinary course of business;

          (d) will not enter into, assume or become bound or obligated by any contract, license, agreement or obligation that relates to Seller's Business and/or the Transferred Assets or extend or modify the terms of any presently existing contract, license, agreement or obligation relating to Seller's Business and/or the Transferred Assets that (i) involves the payment of more than $25,000 per year, (ii) extends any such agreement, license, contract or obligation for more than one year, or (iii) increases the compensation of any employee of Seller engaged in the Seller's Business;

          (e) will not establish any new, or modify any existing, employee benefit, compensation or stock agreement, plan or arrangement;

          (f) will not cancel any debts or claims owed to Seller that pertain to Seller's Business and/or the Transferred Assets, except in the ordinary course of business;

          (g) will not hire any employee or retain any consultant or terminate any employee or any consulting agreement that relates to Seller's Business and/or the Transferred Assets; and

          (h) will not incur any capital expenditure with respect to Seller's Business in excess of $5,000 in any instance without the express written approval of Buyer.

     4.3  Liabilities.  Seller will not do, or agree to do, any of the
          -----------
following acts: (i) pay an obligation or liability of Seller's Business, fixed or contingent, other than current liabilities which, if paid, would have a material adverse effect on the Transferred Assets; (ii) waive or compromise any right or claim of or pertaining to Seller's Business; or (iii) cancel, without full payment, any note, loan, or other obligation owing to Seller with respect to Seller's Business.

     4.4  Advice of Developments.  Seller shall have a continuing obligation
          ----------------------
to and including the Closing Date to advise Buyer of any and all matters or occurrences relating to the value of the Transferred Assets or the operation of the Seller's Business, including, without limitation, any increased costs or scarcity of parts and materials or other items required for production, other increased costs of production or production problems, any difficulties with customers, generally or on specific projects, any sales or marketing problems or decreases in selling prices or profitability for products and services of the Seller's Business.

     4.5  Further Purchase Offers.
          -----------------------

          (a) Seller covenants and agrees that neither Seller nor its members, employees, agents and representatives will not, directly or indirectly for a period of ninety (90) days from January 29, 1999:

               (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any corporation, partnership, person or other entity or group relating to any acquisition, license or purchase of material assets (other than in the ordinary course of business) of, or any equity interest in, Seller or any liquidation, dissolution, merger, consolidation or business combination, or similar transaction, involving Seller (each, an "Acquisition Proposal");
           --------------------
               (ii) participate in any discussions or negotiations regarding the foregoing;

               (iii) authorize any officer or agent to do any of the foregoing; or

               (iv) otherwise cooperate in any way with, or assist, facilitate, encourage, or participate in any effort or attempt by any other person to do or seek any of the foregoing.

          (b) Seller and the Members of Seller will immediately suspend any pre-existing discussions involving any Acquisition Proposal. Seller will immediately communicate to Buyer the terms of any inquiry, proposal, offer or contact with respect to any Acquisition Proposal received after the date of this Agreement by Seller.

          (c) Seller (and its Members) will not disclose to any person other than any Member or employee of Seller or representatives of or advisors to Seller, without the prior written consent of Buyer, the fact that Seller has executed this Agreement.

          (d) The covenants and agreements of Seller under this Section 4.5 shall immediately terminate upon a termination of this Agreement.

     4.6  Further Assurances.  Seller and its respective successors and
          ------------------
assignees, at any time on or after the Closing Date, shall execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, changes of registration with respect to Seller's Registered Intellectual Property and the applicable domain names of Seller, and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming or reducing to possession or quiet enjoyment of the Transferred Assets or any rights assumed by or granted to Buyer hereunder.

     4.7   Notices and Consents.  Seller will give any notices to third parties
           --------------------
and Seller will use its best efforts to obtain any third party consents required to be obtained by Seller that Buyer may reasonably request in connection with this Agreement. Seller will give any notices to and make any filings with and use its best efforts to obtain any authorizations, consents and approvals of government and governmental agencies required to be obtained by Seller hereunder in connection with the transaction, contemplated by this Agreement.

     4.8   Employment of Certain Personnel.  Seller shall assist Buyer in
           -------------------------------
Buyer's employing the following individuals: Boris Shimanovsky, Christy Hadzick and such other employees as may be designated by Buyer no later than the Closing.

     4.9   Transition Services Agreement.  At the Closing, Seller and Buyer
           -----------------------------
shall enter into the Transition Services Agreement, in substantially the form attached hereto as Exhibit E (the "Transition Agreement") pursuant to which
                   ---------       --------------------
Seller shall (i) provide certain specified operational services and support for current and planned products and services to be offered by the Seller's Business, (ii) provide office space and physical plant relating to the Transferred Assets, and (iii) assist Buyer in the transition of the Seller's Business from operation and control by Seller to operation and control by Buyer.

     4.10  Employee Stock Options. Buyer shall, as and when approved by
           ----------------------
Buyer's Board of Directors in connection with the grant thereof, reserve up to 266,000 options pursuant to Buyer's 1998 Stock Plan for issuance to certain employees of Seller who shall become employees of Buyer as of the Closing Date. Such stock options shall be granted pursuant to the form of stock option agreement attached hereto as Exhibit F, and shall be subject to Buyer's
                             ---------
customary vesting schedules applicable to Buyer's employees. It is currently contemplated by Buyer and Seller that such employees shall be Boris Shimanovsky, who shall be entitled to receive such options if he so becomes an employee of Buyer, and Christy Hadzick, who shall be entitled to receive such options if she so becomes an employee of Buyer.

     4.11  401(k) Account Transfer.  Following the Closing, Buyer shall use
           -----------------------
its best efforts to cause its 401(k) plan to accept a direct rollover or transfer from the GRC 401(k) Plan of the account balances (including participant loans allocated to such accounts) with respect to those employees of the Seller or GRC who terminate employment with GRC or Seller, as the case may be, and who become employees of Buyer.


                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                 --------------------------------------------

     The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or waiver in writing by Buyer, at or before the Closing, of each of the following conditions:

     5.1  Representations True and Correct.  All representations and
          --------------------------------
warranties made by Seller in this Agreement and the exhibits hereto, or in any written statement delivered by Seller under this Agreement, shall be true and correct on the date hereof and on and as of the Closing Date as though made on such date, subject to such immaterial additions, deletions and modification to the Exhibits and Schedules to this Agreement between the date of this Agreement and the Closing Date.

     5.2  Covenants Performed.  Seller shall have performed, satisfied and
          -------------------
complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller on or before the Closing Date.

     5.3  No Material Adverse Change.  During the period from the date of the
          --------------------------
February Balance Sheet to the Closing Date, there shall not have been any material adverse change in the business, financial condition, results of operations or prospects of Seller's Business, and Seller shall not have sustained any material loss or damage to any or all of the Transferred Assets, whether or not insured, that materially affects its ability to conduct Seller's Business.

     5.4  Opinion of Counsel.  Buyer shall have received an opinion from
          ------------------
Venable, Baetjer, Howard & Civiletti, counsel for GRC, an opinion from Jacobson, White, Diamond & Bordy, LLP, counsel for Shim and Sons Enterprises, Inc. and Bouza, Klein & Goosenberg, LLP, counsel for Seller, all dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and Buyer's counsel which shall be attached hereto as Exhibit G-1, G-2 and G-3, respectively.
                                  ----------------     ---

     5.5  Unanimous Agreement.  This Agreement and transactions contemplated
          -------------------
hereunder shall have been approved by the Members of Seller. Seller shall have executed this Agreement and taken all other actions necessary to consummate the transactions contemplated hereby.

     5.6  Officers' Certificates.  Buyer shall have received a certificate,
          ----------------------
dated the Closing Date, signed by an authorized Member certifying, in such detail as Buyer and its counsel may reasonably request, that the conditions set forth in this Article 5 have been fulfilled.

     5.7  Absence of Litigation.  No action, suit or proceeding before any
          ---------------------
court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted or threatened on or before the Closing Date.

     5.8  Necessary Consents.  All necessary agreements and consents of any
          ------------------
third parties to the consummation of the transactions contemplated by this Agreement, including, but not limited to (i) any third party or governmental consent set forth on Schedule 2.3; (ii) any consent to assignment
                     ------------
of any material contract described on Schedule 1.1(d), (iii) any consent
                                      ---------------
required by the terms of any license or other agreement relating to any or all of the Transferred Assets, or (iv) any other consent deemed by Buyer as reasonably necessary for Buyer to have all right, title and interest in the Transferred Assets, or otherwise pertaining to the matters covered by this Agreement, shall have been obtained by Seller and delivered to Buyer.

     5.9   Approval of Documentation.  The form and substance of all
           -------------------------
certificates, instruments, opinions and all other documents delivered to Buyer by Seller under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

     5.10  Confidential Information Agreements.  Each employee or consultant
           -----------------------------------
of Seller, and each employee or consultant of Seller to be to be employed or retained by Buyer subsequent to the Closing, shall have signed a Confidential Information Agreement satisfactory in form and substance to Buyer which shall be attached hereto as Exhibit H.
                   ---------

     5.11  GRC Tagging and Marketing Agreement.  Seller shall have caused GRC
           -----------------------------------
to execute and deliver to Buyer the "GRC Tagging Agreement" substantially in the
                                     ---------------------
form attached hereto as Exhibit I.
                        ---------

     5.12  Transition Services Agreement.  GRC shall have executed and
           -----------------------------
delivered to Buyer the Transition Agreement

     5.13  Employee Agreements.  Buyer shall have entered into employee
           -------------------
agreements with each of Boris Shimanovsky and Christy Hadzick (each an "Employee
                                                                        --------
Agreement" and collectively the "Employee Agreements") on terms mutually
---------                        -------------------
satisfactory to Buyer and to each respective employee which shall be attached hereto as Exhibit J.
          ---------

     5.14  Corporate Consents.  Seller shall have delivered to Buyer copies,
           ------------------
certified by an authorized Member, of the resolutions of its Members approving this transaction.

     5.15  Noncompetition/No Solicitation Agreements.  Buyer shall have
           -----------------------------------------
entered into noncompetition and no solicitation agreements on terms reasonably satisfactory to Buyer with each of GRC, GRI, Shim and Sons Enterprises, Inc., Boris Shimanovsky and Christy Hadzick (each a "Noncompetition Agreement" and
                                               ------------------------
collectively the "Noncompetition Agreements") which shall be attached hereto as
                  -------------------------
Exhibit K.
---------

     5.16  Restricted Stock Purchase Agreements.  Seller shall have executed
           ------------------------------------
the Restricted Stock Purchase Agreement between Seller and Buyer, and Seller shall have caused each of Seller's Designees to have executed their respective Restricted Stock Purchase Agreements with Buyer.

     5.17  Insurance.  Seller shall, or Seller shall cause GRC to, cause Buyer
           ---------
to be an additional named insured and loss payee in respect of any and all insurance policies relating to the production of "infomercials" that are the subject of the GRC Tagging Agreement, as shall be more fully set forth therein, and such other insurance policies relating to Seller's Intellectual Property as may exist in connection with the Transferred Assets.

     5.18  Transfer of Intellectual Property Licenses.  Seller shall have
           ------------------------------------------
transferred to Buyer adequate licenses (including, without limitation, "shrink-wrap" and similar widely available commercial end-user licenses), or other rights to use, all of Seller's Intellectual Property.

     5.19  UCC Filings.  Seller shall have obtained a release from any
           -----------
obligation which was heretofore evidenced by a filing in any jurisdiction by means of a Form UCC-1, including, without limitation, those UCC filings listed on Schedule 5.19.
   --------------

     5.20  Consultant Intellectual Property Agreements.  Except as set forth
           -------------------------------------------
on Schedule 1.1(a), Seller shall have provided to Buyer copies of fully-executed
   ---------------
agreements in a form satisfactory to Buyer and Buyer's counsel of Employee Inventions and Confidential Information Agreements signed by each person, firm, corporation or other entity which has engaged in preparing, modifying or otherwise creating all or any portion of the Seller's Website, or if applicable, assignments from each consultant rendering services in connection therewith.

     5.21  Seller's Documents.  Seller shall deliver to Buyer copies of
           ------------------
substantially all of its agreements with the Active Associates and Inactive Associates.

     5.22  Reimbursement for Accrued Vacation Time. Seller shall have reimbursed
           ---------------------------------------
Buyer for the aggregate dollar amount equal to all accrued but unpaid vacation time as of the Closing Date for all employees of Seller and/or GRC who terminate their employment with Seller and/or GRC as the case may be as of the Closing Date and who are employed by Buyer as of the Closing Date to the extent that such accrued vacation time is credited by Buyer to the account of any such employee(s) and such employee(s) release Seller and/or GRC, as the case may be, from any liability to such employee(s) for such accrued but unpaid vacation time.

     5.23  Allocation of Consideration.  Seller shall have agreed with Buyer
           ---------------------------
to the Allocation as provided in Section 1.6.

     5.24  Escrow Agreement.  The Escrow Agreement (as defined in Section 8.4
           ----------------
below) shall have been duly executed and delivered by Seller and the Escrow
Agent.

                                   ARTICLE 6

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER
               -------------------------------------------------

     The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver in writing by Seller, at or before the Closing, of each of the following conditions:

     6.1   Representations True and Correct.  All representations and
           --------------------------------
warranties made by Buyer in this Agreement and the exhibits hereto, or in any written statement delivered by Buyer under this Agreement, shall be true and correct on the date hereof and on and as of the Closing Date as though made on such date, subject to such immaterial additions, deletions and modifications to the Exhibit and Schedules to this Agreement between the date of this Agreement and the Closing Date.

     6.2   Covenants Performed.  Buyer shall have performed, satisfied and
           -------------------
complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer on or before the Closing Date.

     6.3   Officers' Certificate.  Seller shall have received a certificate,
           ---------------------
dated the Closing Date, signed by Buyer's president and its chief financial officer (in such capacities) certifying, in such detail, as Seller and its counsel may reasonably request, that the conditions set forth in this Article 6 have been fulfilled.

     6.4   Approval of Documentation.  The form and substance of all
           -------------------------
certificates, instruments, and all other documents delivered to Seller by Buyer under this Agreement shall be reasonably satisfactory to Seller and its counsel.

     6.5   Corporate Consents.  Buyer shall have delivered to Seller copies,
           ------------------
certified by its secretary, of the resolutions of its Board of Directors (and the approval of its shareholders to the extent applicable) approving this transaction.

     6.6   No Material Adverse Change.  During the period from December 31,
           --------------------------
1998 to the Closing Date, there shall not have been any material adverse change in the business, financial condition, results of operations or prospects of the Buyer's Business of which Seller has not otherwise been notified or informed.

     6.7   Absence of Litigation.  No action, suit or proceeding before any
           ---------------------
court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted or threatened on or before the Closing Date.

     6.8   Approval of Documentation. The form and substance of all
           -------------------------
certificates, instruments and all other documents delivered to Seller by Buyer under this Agreement shall be satisfactory in all reasonable respects to Seller and its counsel.

     6.9   GRC Tagging Agreement.  Buyer shall have executed and delivered to
           ---------------------
Seller the GRC Tagging Agreement.

     6.10  Transition Services Agreement.  Buyer shall have executed and
           -----------------------------
delivered to Seller the Transition Agreement.

     6.11  Employee Agreements.  Buyer shall have executed the Employee
           -------------------
Agreements on terms mutually satisfactory to Buyer and to each respective employee.

     6.12  Restricted Stock Purchase Agreements.  Buyer shall have executed the
           ------------------------------------
Restricted Stock Purchase Agreements with each of Seller and Seller's Designees.

     6.13  Prepaid Expenses.  Buyer shall have reimbursed Seller for the
           ----------------
amount of the Prepaid Expenses to be updated on Schedule 1.1(d) as of the
                                                ---------------
Closing Date provided that if no actual amount of the Prepaid Expenses as of the Closing Date exceeds the amount of such Prepaid Expenses set forth in Schedule
                                                                      --------
1.1(d) attached hereto by more than 5% then such excess shall have been approved
------
in writing by Buyer prior to Seller incurring such amounts.

     6.14  Opinion of Counsel.  Buyer shall have received an opinion from
           ------------------
Wilson, Sonsini, Goodrich & Rosati, counsel for Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller and Seller's counsel which shall be attached hereto as Exhibit L.
                                          ---------

     6.15  Necessary Consents.  All necessary agreements and consents of any
           ------------------
third parties required to be obtained by Buyer for the consummation of the transactions contemplated by this Agreement, including, but not limited to (i) any consent required by the terms of any agreement between Buyer and its stockholders, or (ii) any other consent deemed by Seller as reasonably necessary for Seller to have all right, title and interest in the Stock Consideration, or otherwise pertaining to the matters covered by this Agreement, shall have been obtained by Buyer and delivered to Seller.

     6.16  Allocation of Consideration.  Buyer shall have agreed with Seller
           ---------------------------
to an allocation of the Purchase Price as provided in Section 1.6.

     6.17  Escrow Agreement.  The Escrow Agreement shall have been duly
           ----------------
executed and delivered by Buyer and the Escrow Agent.


                                   ARTICLE 7

                                  THE CLOSING
                                  -----------

     7.1   The Closing.  Subject to satisfaction or waiver of the conditions
           -----------
precedent to obligations of the parties hereto and the execution and delivery of this Agreement and all other documents required by this Agreement, the sale of the Transferred Assets (the "Closing") shall take place at the offices of Wilson
                             -------
Sonsini Goodrich & Rosati at 650 Page Mill Road, Palo Alto, California 94304, at 10:00 a.m. local time, on May 15, 1999, or at such other time and place as the parties may agree (the "Closing Date").
                            ------------

     7.2   Deliveries at the Closing.  At the Closing, (i) Seller will deliver
           -------------------------
the various certificates, instruments and documents referred to in Article 5;
(ii) Buyer will deliver the various certificates, instruments and documents referred to in Article 6; (iii) Seller will execute, acknowledge and deliver to Buyer assignments and bills of sale and such other instruments of sale, transfer, registration, conveyance and assignment as Buyer and its counsel may reasonably request in form and substance reasonably satisfactory to Buyer;
(iv) Buyer shall execute, acknowledge and deliver to Seller an assumption agreement relating to the Assumed Liabilities in form and substance reasonably satisfactory to Seller and Seller's's counsel and (v) Buyer will deliver to Seller and to Seller's Designees their respective certificates for the Stock Consideration properly issued and executed in the number of shares of Buyer's Common Stock set forth next to their respective names in Section 1.5.


                                   ARTICLE 8

                     OBLIGATIONS OF PARTIES AFTER CLOSING
                     ------------------------------------

     8.1  Survival of Representations, Warranties and Covenants.
          -----------------------------------------------------

          The representations, warranties and covenants of Seller contained in this Agreement or in any certificate, document or instrument delivered pursuant hereto, shall survive the Closing for a period of two (2) years following the Closing Date.

     8.2  Indemnification by Seller.
          -------------------------

          (a) Seller, and each Member of Seller severally in proportion to their respective ownership interests in Seller which shall be deemed to be 80% with respect to GRC and 20% with respect to Shim and Sons Enterprises, Inc. (Seller and each Member of Seller are hereafter referred to collectively as "Seller" for purposes of this Article 8) shall indemnify, defend and hold
 -----
harmless Buyer, its Affiliates, officers, directors, shareholders, successors and assigns (collectively, the "Buyer Indemnified Parties") against and in
                                -------------------------
respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and attorneys' fees and costs, reasonably incurred (collectively referred to as "Losses"), that the Buyer Indemnified Parties shall directly and
                ------
actually incur or suffer and which arise out of, or are caused or occasioned by:

               (i)   any or all of the Excluded Liabilities;

               (ii) any third party copyright, trademark or patent infringement action with respect to Seller's Intellectual Property which is owned by Seller;

               (iii) any and all matters listed on Schedule 2.10 of this
                                                   -------------
Agreement;

               (iv) the incorrectness, untruth, or breach of any warranty, representation, covenant, undertaking or agreement made by the Seller in this Agreement or the exhibits or schedules hereto;

               (v) any Refunds for which Seller is responsible pursuant to the provisions of Section 1.10;

               (vi) any liability with respect to the failure of Seller to comply with bulk sales or bulk transfer or any similar law ("Bulk Sales Laws"), if applicable, it being understood that Buyer has agreed to waive compliance with such Bulk Sales Laws to the extent any such Bulk Sales Laws are applicable; and

               (vii) all actions and suits incident to any of the foregoing.

     In no event shall "Losses" (with respect to either the indemnification obligations of Buyer or Seller as set forth in this Article 8) include any damages for lost profits, consequential damages, or punitive special or exemplary damages.

          (b) For any Losses claimed by the Buyer Indemnified Parties for any matter set forth in Section 8.2(a) above other than the matters set forth in
Section 8.2(a)(iii), such Losses shall first be satisfied from the Escrow Fund (defined in Section 8.4(a) below), and by the Seller to the extent such Losses exceed the Escrow Fund from the first dollar of such loss. If Losses are claimed by the Buyer Indemnified Parties for reasons set forth in clauses 8.2(a)(iii), including, without limitation, any claims by the Buyer Indemnified Parties with respect to fraud on the part of Seller or any of them, Seller shall satisfy and shall be responsible for such Losses from the first dollar of such Losses if the Buyer Indemnified Parties so demand, without need of the Buyer Indemnified Parties attempting to first satisfy such Losses from the Escrow Fund.

          (c) Notwithstanding any provision of this Section 8.2 to the contrary, the liability of Seller and each Member of Seller with respect to Losses of the Buyer Indemnified Parties shall not exceed in the aggregate the valuation of the Stock Consideration. For purposes of this Subsection 8.2(c), the Stock Consideration shall be valued based on the price therefor set forth in
Section 1.4.

          (d) Buyer and Seller agree that the provisions of Section 8.2 and 8.3 shall be the exclusive remedy for any and all Losses incurred by Seller or Buyer with respect to the matters set forth in Section 8.2 or 8.3, as the case may be.

     8.3  Indemnification by Buyer.  Buyer agrees to indemnify, defend, and
          ------------------------
hold harmless Seller and each Member of Seller (collectively, the "Seller
                                                                   ------
Indemnified Parties") against and in respect of any and all Losses that the
-------------------
Seller Indemnified Parties shall directly and actually incur or suffer on which arise out of or are caused and occasioned by:

          (a)  any or all of the Assumed Liabilities;

          (b) any Refunds for which Buyer is responsible pursuant to the provisions of Section 1.10; or

          (c) the use or operation by Buyer of the Transferred Assets or the conduct by Buyer or its employees, agents or representatives in connection with the use of the Transferred Assets; provided, however, that nothing in this subsection (iii) shall relieve Seller of its indemnification obligations under
Section 8.2.

     8.4  Escrow Arrangements.
          -------------------

          (a)  Escrow Fund.  As soon as practicable following the Closing Date,
               -----------
a number of shares of Buyer's Common Stock equal to ten percent (10%) of one hundred percent (100%) of the Stock Consideration (the "Escrow Shares"),
                                                          -------------
without any act of Seller, will be deposited with the Escrow Agent to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein
                     -----------
and shall be held and disbursed at Buyer's sole cost and expense pursuant to this Agreement and the Escrow Agreement to be signed among the parties (the "Escrow Agreement"), substantially in the form attached hereto as Exhibit M.
 ----------------                                                 ---------
Without limiting the scope of Seller"s indemnity obligations hereunder, the Escrow Fund shall be available to compensate the Buyer Indemnified Parties for any Losses, to the extent of the amount of such Losses that the Buyer Indemnified Parties have incurred or reasonably anticipate incurring, the amounts of which Losses do not exceed the then-remaining value of the Escrow Fund. All Escrow Shares shall be subject to the terms of the applicable Restricted Stock Purchase Agreement.

          (b)  Survival Period; Distribution upon Termination of Escrow Periods.
               ----------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall remain in existence for a period of twelve (12) months following the Closing Date (the "Survival
                                                                     --------
Period"), provided that the Survival Period shall not terminate with respect to
------
such amount (or some portion thereof) if in the reasonable judgement of Buyer, subject to the objection of Seller's Agent and the subsequent resolution of the matter in the manner provided in Section 8.4(g) and Section 8.4(h) hereof, such amount (or some portion thereof) together with the aggregate amount remaining in the Escrow Fund is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate(s) delivered to the Escrow Agent prior to the expiration of the Survival Period with respect to facts and circumstances existing prior to the termination of the Survival Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to Seller the remaining portion of the Escrow Fund not required to satisfy such claims.

          (c)  Protection of Escrow Fund.  The Escrow Agent shall hold and
               -------------------------
safeguard the Escrow Fund during the Survival Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of the Buyer Indemnified Parties and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

          (d)  Claims Upon Escrow Fund.  Upon receipt by the Escrow Agent at any
               -----------------------
time on or before the last day of the Survival Period of a certificate signed by any officer of Buyer on behalf of the Buyer Indemnified Parties (an "Officer's
                                                                     ---------
Certificate"):  (A) stating that the Buyer Indemnified Parties have paid or
-----------
incurred a Loss, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or incurred, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to such rights as Seller's Agent may have to object thereto pursuant to the provisions of Section 8.4(f), deliver to the Buyer Indemnified Parties out of the Escrow Fund, as promptly as practicable, such amounts held in the Escrow Fund equal to such Losses. For purposes of the cure period set forth in Section 11.7, such period shall be ten (10) business days in lieu of thirty (30) days for default by the Escrow Agent in making delivery to the Buyer Indemnified Parties out of the Escrow Fund such otherwise payable amounts relating to Losses as required hereunder, and for default by Seller in respect of payments required to be made directly by Seller as provided in Article 8.

          (e)  Value of Escrow Shares.  The Escrow Shares delivered to Buyer out
               ----------------------
of the Escrow Fund, if any, shall be valued at their fair market value, determined as follows, and the valuation of the shares in the Escrow Fund shall be provided in writing to the Escrow Agent by Buyer with a copy to Seller: (i) if shares of the Company's common stock are listed on a national securities exchange, the fair market value shall be deemed to be the average closing price of shares of the Company's common stock for the five (5) business days immediately preceding the day the Escrow Shares are to be delivered to Buyer, and (ii) if shares of the Company's common stock are not so listed, then the fair market value shall be deemed to be the price per share of the Company's common stock as reasonably determined by the Company's Board of Directors based on the value of all shares of the Company's common stock then outstanding.

          (f)  Objections to Claims.  At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to Seller's Agent (as designated by Seller in or pursuant to Section 8.7) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to the Buyer Indemnified Parties of any Escrow Shares pursuant to Section 8.4(d) hereof unless the Escrow Agent shall have received written authorization from Seller's Agent to make such delivery (except as otherwise provided in Section 8.6 with respect to certain third party claims). After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of an amount from the Escrow Fund in accordance with Section 8.4(d) hereof, except that with respect to any claims other than certain regulatory claims as defined and set forth in Section 8.14, no such payment or delivery may be made if Seller's Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (g)  Resolution of Conflicts.
               -----------------------

               (i) In case Seller's Agent shall so object in writing to any claim or claims made in any Officer's Certificate, Seller's Agent and the Buyer Indemnified Parties shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller's Agent and the Buyer Indemnified Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by Seller and the Buyer Indemnified Parties that shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation for a period of fifteen (15) days, either the Buyer Indemnified Parties or Seller's Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by binding arbitration in accordance with Section 8.5.

     8.5  Arbitration.
          -----------

          (a) In the event that any dispute between Buyer and Seller arising out of or related to this Article 8 is not settled by Buyer and Seller within the aforesaid fifteen (15) day negotiation period, such dispute shall be finally settled by binding arbitration in San Francisco, California under the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") by three
                                                                -----
arbitrators appointed in accordance with said Rules. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (b) The arbitrators shall apply the laws of the State of California to the merits of the particular dispute, without reference to rules of conflict of law. The arbitration proceedings shall be governed by the Rules, without reference to California state arbitration law.

          (c) Each of Buyer or Seller may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without any abridgment of the powers of the arbitrators. The arbitrators may, in their discretion, award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees, including, without limitation, administrative fees, arbitrator's fees, attorneys' fees, experts' fees, witnesses' fees, travel expenses, and out-of-pocket expenses (including, without limitation, such expenses as copying, telephone, facsimile, postage, and courier fees); otherwise, the costs of the arbitration, including administrative and arbitrator's fees, shall be shared equally by the parties to the particular arbitration, and each party shall bear the cost of its own attorneys' fees and expert witness fees. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrators shall have no authority to award, punitive, special, consequential or exemplary damages against any party.

          (d) The decision of the arbitrator(s) as to the validity and amount of any claim arising under this Article 8 shall be binding and conclusive upon Buyer and Seller, and notwithstanding anything in Section 8.4(f), the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

     8.6  Third-Party Claims.
          ------------------

          (a) If the Buyer Indemnified Parties become aware of a third-party claim which the Buyer Indemnified Parties believe may result in a demand against the Escrow Fund or against the Seller directly, or if the Seller Indemnified Parties become aware of a third party claim which the Seller Indemnified Parties believe may result in a claim against Buyer directly, the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be, (hereafter the "Indemnified Party") shall notify the other party who is required to provide
 -----------------
indemnification under this Article 8 (the "Indemnitor") of such claim, and the
                                           ----------
Indemnitor shall assume the defense or prosecution of such claim; provided, however, that any failure so to notify the Indemnitor shall not relieve the Indemnitor of any obligation to indemnify the Indemnified Party unless the failure to so notify Indemnitor is determined to have materially prejudiced the Indemnitor's defense of the applicable third party claim.

          (b) If the facts giving rise to any indemnification provided for in this Agreement involve any actual and/or threatened claim and/or demand by any person, firm, corporation or other entity, the Indemnified Party shall tender to the Indemnitor the defense or prosecution of such claim and any litigation resulting therefrom. The Indemnitor shall be entitled to assume the defense of such claim; provided, however, that if by reason of the claim a lien, attachment, garnishment or execution has been placed on all or any portion of the property or assets of an Indemnified Party, the Indemnitor shall furnish a satisfactory indemnity bond to obtain the release of such lien, attachment, garnishment or execution. The Indemnitor shall then take all steps reasonably necessary in the defense, prosecution or settlement of such claim or litigation and will hold the Indemnified Party harmless from and against all Losses caused by and/or arising out of any settlement thereof approved by the Indemnified Party or any judgment in connection therewith. If the defense or prosecution of a third party claim is assumed by the Indemnitor, the Indemnified Party shall be entitled to participate in such settlement or defense through counsel chosen by the Indemnified Party (but not to finally control such settlement or defense for so long as Indemnitor is not in breach of Indemnitor's obligations hereunder).

          (c) The Indemnitor shall have the right to settle any such third party claim with the consent of the Indemnified Party, which consent shall not be unreasonably withheld, and with respect to the indemnification obligations of Seller, the good faith settlement of any such claim with third-party claimants shall alone be dispositive of the amount of any claim for Losses against the Escrow Fund. If the Indemnitor is Seller and Seller so settles such a third party claim, the Escrow Agent shall make delivery of an amount from the Escrow Fund in accordance with Section 8.4(d) hereof to the extent of the amount of any Losses incurred by the Buyer Indemnified Parties, or the Seller shall promptly pay such amount to the Buyer Indemnified Parties if the then-remaining balance of the Escrow Fund shall be insufficient to make such payment (unless the basis of such claim is one in respect of which the Buyer Indemnified Parties are not obligated to first satisfy such claim against the Escrow Fund, and the Buyer Indemnified Parties elect to cause the Indemnitor to satisfy such claim directly).

          (d) If the Indemnitor does not assume the defense of any such claim or legal proceeding resulting therefrom within thirty (30) days after the date of receipt of notice thereof from the Indemnified Party (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person, firm, corporation or other entity asserting such claim), (A) the Indemnified Party may defend against such claim or legal proceeding, in such manner as it may deem appropriate, in cluding, but not limited to, settling such claim or legal proceeding, after giving notice of the same to the Indemnitor, on such terms as the Indemnified Party may deem appropriate, and (B) the Indemnitor shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense and shall indemnify the Indemnified Parties in respect of Losses arising out of such third party claim otherwise in accordance with the provisions hereof.

     8.7  Seller's Agent; Power of Attorney.
          ---------------------------------

          (a) Seller hereby appoints Ben Van de Bunt as the Seller's Agent (and, for purposes of the Escrow Agreement, Seller and the Members of Seller hereby appoint Ben Van de Bunt as the "Shareholders' Representative" as defined
                                       ----------------------------
in the Escrow Agreement), to serve as agent and attorney-in-fact for the Seller to give and receive notices and communications, to authorize delivery to Buyer of Escrow Shares from the Escrow Fund in satisfaction of claims by the Buyer Indemnified Parties, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Seller for the accomplishment of the foregoing. Such agency may be changed by the Seller from time to time upon not less than thirty (30) days prior written notice to the Buyer Indemnified Parties. Seller's Agent may resign upon not less than thirty
(30) days prior written notice to the Buyer Indemnified Parties, the Escrow Agent and Seller. Any vacancy in the position of the Seller's Agent may be filled by the Seller. No bond shall be required of the Agent, and the Seller's Agent shall not receive compensation for his or her services. Notices or communications to or from the Seller's Agent shall constitute notice to or from Seller.

          (b) Seller's Agent shall not be liable for any act done or omitted hereunder as Seller's Agent while acting in good faith and the exercise of reasonable judgment. Seller shall indemnify Seller's Agent and hold Seller's Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of Seller's Agent and arising out of or in connection with the acceptance or administration of Seller's Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by Seller's Agent.

          (c)  Actions of the Seller's Agent.  A decision, act, consent or
               -----------------------------
instruction of Seller's Agent shall constitute a decision of the Seller and shall be final, binding and conclusive upon Seller and the Escrow Agent, and the Buyer Indemnified Parties may rely upon any such decision, act, consent or instruction of Seller's Agent as being the decision, act, consent or instruction of Seller. The Escrow Agent, and the Buyer Indemnified Parties are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of Seller's Agent.

     8.8  Escrow Agent's Duties.
          ---------------------

          (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of the Buyer Indemnified Parties and Seller (including, without limitation, the Escrow Agreement), and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by Seller, the Buyer Indemnified Parties, any of parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (c) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (d) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Buyer Indemnified Parties and Seller; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the Buyer Indemnified Parties and Seller shall use their best efforts to mutually agree upon a successor agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Buyer Indemnified Parties shall have the right to appoint a successor escrow agent authorized to do business in California. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

          (e) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to one (1) or more of the Indemnified Parties with respect to all or part of any Loss, then the Indemnitor, in lieu of indemnifying the Indemnified Parties hereunder, shall contribute to the amount paid or payable by one (1) or more of the Indemnified Parties as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnitor on the one hand and of the Indemnified Parties on the other in connection with the statements or omissions that resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of the Indemnitor and of the Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnitor or by the Indemnified Parties and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     8.9  Payment of Tax Claims.  Notwithstanding any other provision of this
          ---------------------
Agreement, but not in limitation of and in addition to the procedures for indemnification hereunder, upon the receipt by a Buyer Indemnified Party of evidence of an actual or asserted tax liability (including, without limitation, in respect of Taxes) for which Seller is liable and which attaches to the Transferred Assets by operation of law or otherwise and for which the Buyer Indemnified Parties then are or would otherwise be liable as a successor-in-interest, Seller's Agent shall be deemed to have consented to such payment, and the Escrow Agent shall make delivery of an amount from the Escrow Fund to the extent of the amount of such tax liability, or Seller shall promptly pay such amount to the Buyer Indemnified Parties if the then-remaining balance of the Escrow Fund shall be insufficient to make such payment. Accordingly, the dispute resolution provisions of Section 8.4(g) or Section 8.5 shall not apply to tax liabilities described in this Section 8.9. If Seller objects or disputes the payment or satisfaction of any such tax liability, the Seller's sole recourse shall be to file a claim for refund or such other appropriate claim with the governmental body to which the payment was made. The Buyer Indemnified Parties shall provide the Seller with prompt notice of the payment of any such tax liability made under this Section 8.9.

     8.10  Further Assurances.  At the request of Buyer, and without further
           ------------------
consideration, Seller agrees to execute after the Closing Date such documents and instruments and to do such further acts as may be necessary or desirable to perfect Buyer's title to the Transferred Assets.

     8.11  Tax Returns.  To the extent that failure to do so would adversely
           -----------
affect the Transferred Assets, Seller shall (i) continue to timely file within the time period for filing, or any applicable extension granted with respect thereto, all Federal, state, local and other Returns relating to any and all Taxes it is required to file with respect to the conduct of Seller's Business or the use of the Transferred Assets prior to the Closing Date and (ii) be responsible for and pay when due any and all Taxes (A) relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date, attributable to, levied or imposed upon, or incurred in connection with the Transferred Assets and (B) incurred in connection with the operations of Seller.

     8.12  Post-Closing Date Access to Information.  If after the Closing, in
           ---------------------------------------
order properly to prepare documents or reports required to be filed with governmental authorities or its financial statements, it is necessary that Buyer be furnished with additional information relating to the Transferred Assets and such information is in possession of Seller, Seller will furnish, or cause to be furnished, such information to Buyer. Seller agrees to maintain and retain any and all information regarding the Seller's Business, the Transferred Assets and operations on or prior to the Closing necessary for Buyer to calculate the availability to it of any tax credits under the Internal Revenue Code.

     8.13  Collection of Seller's Business Accounts Receivable.  Immediately
           ---------------------------------------------------
following the Closing, Seller shall notify in writing the account debtors on the accounts receivable transferred to Buyer as part of the Transferred Assets to remit all payments on such accounts to Buyer. If, after the Closing, Seller shall receive any payments with respect to such accounts receivable it shall remit such payments to Buyer within forty-eight hours by check or wire transfer.

     8.14   Regulatory Claims.  Notwithstanding anything to the contrary in
            -----------------
this Agreement, and as a material inducement for Buyer to enter into this Agreement, GRC agrees to indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any and all monetary damages of any kind or description, including, without limitation, jury awards, settlements, attorneys' fees and costs (which shall be promptly paid by GRC as and when billed or otherwise incurred by Buyer) arising out of, connected to, caused by or otherwise relating to activities, investigations, inquiries, claims, demands, actions or objections of any kind by either the Federal Trade Commission, the Attorney General of the State of Illinois, or both of them, or any pending consumer claims occurring prior to the Closing Date that have been filed or referred to any state agency prior to the Closing Date in connection with (individually a "Regulatory Claim" and collectively the "Regulatory Claims").
                 ----------------                        -----------------
If a Regulatory Claim arises during the Survival Period, the Seller hereby agrees that Buyer may, at Buyer's election, either (a) require GRC to directly indemnify Buyer without the need of Buyer to first satisfy such Regulatory Claim from the Escrow Fund or (b) satisfy in whole or in part any Regulatory Claims that Buyer may have under this Section 8.14 by making a claim against the Escrow Fund as a Buyer Indemnified Party in the manner set forth in Section 8.4 hereinabove; provided, however, that if Buyer makes such claim against the Escrow Fund, Seller's Agent shall not have the right to object to such claim (as set forth in Section 8.4(f)) if the Officer's Certificate submitted in connection therewith is accompanied by correspondence or legal documents sent to or served upon Buyer in connection with the Regulatory Claims. (In either event, Buyer shall first comply with the notice provisions of Section 8.6(a) with respect to any Regulatory Claim.) In such event, Seller's Agent shall be deemed to have consented to the delivery by the Escrow Agent to Buyer of, at Buyer's election, the applicable number of Escrow Shares from the Escrow Fund equal to the Buyer's costs in connection with the claim so submitted. GRC's obligation to indemnify Buyer in respect of Regulatory Claims shall continue without limitation beyond the Survival Period.

                                   ARTICLE 9

                                  TERMINATION
                                  -----------

     9.1  Termination.
          -----------

          This Agreement may be terminated:

          (a)  By mutual agreement by Buyer and Seller; or

          (b) By Buyer if the conditions precedent to Buyer's obligation to close set forth in Section 5 hereof are not satisfied on or prior to May 15, 1999.

          (c) By Seller if the conditions precedent to Seller's obligation to close set forth in Section 6 hereof are not satisfied on or prior to May 15, 1999.

     9.2  Effect of Termination.  In the event of termination of this
          ---------------------
Agreement as provided in Sections 9.1(a) and (b) above, this Agreement shall (except for the provisions of this Article 9, Article 10, forthwith become void and there shall be no liability on the part of Buyer, Seller or the Affiliates, Members, shareholders, officers, directors, attorneys or agents of either Buyer or Seller; provided, however, that the foregoing shall not relieve any party for Losses incurred as a result of any breach of this Agreement.

     9.3  Marketing and Advertising Agreement.  In the event of termination
          -----------------------------------
of this Agreement as provided in Sections 9.1(a), (b) or (c) above, Buyer and GRC shall promptly enter into an negotiations in good faith in respect of a marketing and advertising agreement between Buyer and GRC pursuant to which Buyer shall have the right to sell, market, and otherwise deal in the products of GRC.


                                  ARTICLE 10

                                CONFIDENTIALITY
                                ---------------

     10.1 Confidentiality.  All information not previously disclosed to the
          ---------------
public or generally known to persons engaged in the respective businesses of Buyer and Seller which shall have been furnished by Buyer to Seller or by Seller to Buyer as provided in this Agreement or otherwise in connection with the transactions contemplated hereby, shall not be disclosed by the party receiving such information to any person, other than its employees, legal counsel, financial advisers, accountants or agents in confidence, or used for any purpose other than is contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared.

     10.2 Public Announcements.  Except as required by applicable law, no
          --------------------
party hereto shall disclose, or permit their respective officers, representatives, agents or employees to disclose the existence or terms of this Agreement to any third party without the prior written consent of both Buyer and Seller, which consent shall not be unreasonably withheld. The parties hereto will mutually agree in advance on the form, timing and contents of announcements and disclosures regarding the transactions contemplated by this Agreement.


                                  ARTICLE 11

                              GENERAL PROVISIONS
                              ------------------

     11.1  Broker or Finder.  Seller shall pay the fees of any brokers or
           ----------------
finders alleged to be payable because of any act, omission or statement of Seller or its Affiliates. Buyer shall pay the fees of any broker or finders alleged to be payable because of any act, omission or statement of Buyer or its Affiliates.

     11.2  Payment of Costs.  Buyer shall pay all costs and expenses incurred
           ----------------
or to be incurred by Buyer in negotiating and preparing this Agreement and in closing and carrying out the transactions referred to in this Agreement. Seller shall pay all such costs and expenses paid or incurred by Seller in carrying out the transactions referred to in this Agreement.

     11.3  Entire Agreement; Waivers.
           -------------------------

           (a) This Agreement and the exhibits and schedules hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and the contemporaneous agreements, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

           (b) Each of the exhibits, schedules and other documents attached to this Agreement is incorporated herein by reference as if set forth in full herein.

     11.4  Successors and Assigns. This Agreement shall be binding on, and
           ----------------------
shall inure to the benefit of, the parties to it and their respective permitted successors, and assigns.

     11.5  Effect of Headings. The subject headings of the paragraphs and
           ------------------
subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction of any of its provisions.

     11.6  Notices.
           -------

           (a) Method of Giving Notices.  A notice required or permitted to be
               ------------------------
given by one party to another under this Agreement must be in writing and is treated as being duly given if it is: (i) sent by air courier to that other party's address; (ii) delivered personally or by commercial delivery service to that other party's address; (iii) mailed by registered or certified mail (return receipt requested) to that other party's address; or (iv) sent by facsimile to the other party (with printed acknowledgment of completed transmission).

          (b)  Time of Receipt.  A notice given to a party in accordance with
               ---------------
clause 11.6(a) is treated as having been duly given and received: (i) when delivered (if left at that party's address or delivered personally or by commercial delivery service to that other party's address); (ii) seven business days after delivery to the courier (if sent by air courier); or (iii) on the business day of receipt of the transmission (if given by facsimile and sent to the facsimile receiver number of that party with printed acknowledgment of completed transmission).
To Seller
          To Seller:               GUTHY-RENKER INTERNET LLC
                                   3340 Ocean Park
                                   Santa Monica, California 90405
                                   Attention: Ben Van de Bunt, Esq.

          To GRC:                  GUTHY-RENKER CORP.
                                   3340 Ocean Park
                                   Santa Monica, California 90405
                                   Attention:  Ben Van de Bunt, Esq.

          With copies to           VENABLE, BAETJER, HOWARD & CIVILETTI,
          of each notice to        LLP
          either Seller or:        1201 New York Avenue, N.W., Suite 1000
                                   Washington, D.C. 20005
                                   Attention:  Robert J. Bolger, Jr., Esq.

          To Shim and Sons         SHIM AND SONS ENTERPRISES, INC.
          Enterprises, Inc. at:    3340 Ocean Park
                                   3rd Floor
                                   Santa Monica, California  90405
                                   Attention:  Boris Shimanovsky

          With copies to:          JACOBSON, WHITE, DIAMOND & BORDY LLP
                                   9777 Wilshire Blvd, Suite 918
                                   Beverly Hills, California 90212
                                   Attention:  Lawrence H. Jacobson, Esq.

          To Escrow Agent at:      US BANK TRUST
                                   1 California Street, 4th Floor
                                   San Francisco, California 94111
                                   Attention: Barbara Wise

          To Buyer at:             LOOKSMART, LTD
                                   487 Bryant Street
                                   San Francisco, CA 94107
                                   Attention:  Teresa Maldonado

          With copies to:          WILSON SONSINI GOODRICH & ROSATI

                                   650 Page Mill Road
                                   Palo Alto, California 94304-1050
                                   Attention: Henry V. Barry, Esq.

Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

     11.7   Notice of Default.  In the event of a breach of this Agreement or
            -----------------
the representations and warranties set forth herein, either prior to or after the Closing Date, the party seeking to declare a breach or default shall give written notice to the breaching/defaulting party and said breaching/ defaulting party shall thereafter have thirty (30) days as to non-monetary defaults to cure same. The failure of the breaching/defaulting party to cure the alleged default prior to the expiration of this cure period shall be a condition to the nonbreaching party's taking any further actions, by way of set-off or otherwise, hereunder.

     11.8   Governing Law.  The terms of this Agreement shall be governed by
            -------------
the internal, substantive laws of the State of California without regard to conflict of laws provisions.

     11.9   Parties in Interest.  Nothing in this Agreement, express or
            -------------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective and permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

     11.10  Severability. Should any provision of this Agreement be determined
            ------------
to be invalid, it shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.

     11.11  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     11.12  Attorneys' Fees.  Should it become necessary for any party to this
            ---------------
Agreement to employ an attorney (i) to assert any right or enforce any obligation under this Agreement or (ii) to defend against any action brought by another party which action arises out of this Agreement, then the prevailing party shall be entitled to recover reasonable attorneys fees from the non-prevailing party.

     11.13  Assignment.  Seller shall not assign this Agreement without first
            ----------
obtaining the written consent of Buyer. Buyer may not assign its rights hereunder without the consent of Seller prior to the Closing Date buy may assign its rights hereunder following the Closing Date but such assignment shall not relieve Buyer of any of its obligations hereunder except that Buyer shall be relieved of its obligations hereunder if such assignment occurs by operation of law or is to a party of comparable valuation or market capitalization to that of Buyer.

     11.14  No Third Party Beneficiary.  Nothing in this Agreement, express or
            --------------------------
implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     11.15  Authority of Members.  Each Member of Seller represents and
            --------------------
warrants to Buyer that each Member of Seller has the right power, legal capacity and authority to enter into, and perform its and their respective obligations under, this Agreement and all other agreements executed in connection herewith and all other exhibits hereto. Each Member of Seller is executing this Agreement solely for the limited purposes set forth in this Section 11.15 and
Article 8 hereof.

     11.16  Disclosure on Schedules.  Any item disclosed in a Schedule
            -----------------------
attached hereto in response to one section or subsection of this Agreement shall be deemed disclosed in response to any other section or subsection in which it is required to be disclosed provided that such disclosure for one section or subsection would be sufficient for the purpose of disclosure for such other section or subsection.


                           [Signature pages follow]

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.


LOOKSMART, LTD.


By:__________________________________________

Title:  President and Chief Executive Officer

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.


GUTHY-RENKER INTERNET LLC


By:   ______________________

Title:______________________

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.


GUTHY-RENKER CORPORATION


By:   ___________________________

Title:___________________________

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.


SHIM AND SONS ENTERPRISES, INC.



By:   ____________________________

Title:____________________________

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.


US BANK TRUST



By:   ____________________________

Title:____________________________